SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

ERIE INDEMNITY COMPANY

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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(5)	Total fee paid:

☐	Fee paid previously by written preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 22, 2008

To the Holders of Class A Common Stock and
Class B Common Stock of ERIE INDEMNITY COMPANY:

We will hold our annual meeting of shareholders at 9:30 a.m., local time, on Tuesday, April 22, 2008, at the Auditorium of the F.W. Hirt-Perry Square Building, 100 Erie Insurance Place (Sixth and French Streets), Erie, Pennsylvania 16530 for the following purposes:

1. To elect 11 persons to serve as directors until our 2009 annual meeting of shareholders and until their successors are elected; and

2. To transact any other business that may properly come before our annual meeting and any adjournment, postponement or continuation thereof.

In the event that our annual meeting is adjourned:

•	pursuant to Section 1756(b)(1) of the Pennsylvania Business Corporation Law of 1988, or the “BCL,” those holders of Class B common stock entitled to vote who attend a meeting of shareholders that was previously adjourned for lack of a quorum shall constitute a quorum for the purpose of electing directors even though the number of holders of Class B common stock present at such adjourned meeting constitutes less than a quorum as fixed in our bylaws; and

•	pursuant to Section 1756(b)(2) of the BCL, those holders of Class B common stock entitled to vote who attend a meeting of shareholders that was previously adjourned for one or more periods aggregating at least 15 days because of an absence of a quorum shall constitute a quorum for acting upon any matter set forth in this notice other than the election of directors even though the number of holders of Class B common stock present at such adjourned meeting constitutes less than a quorum as fixed in our bylaws.

This notice and proxy statement, together with a copy of our annual report to shareholders for the year ended December 31, 2007, are being sent to all holders of Class A common stock and Class B common stock as of the close of business on Friday, February 15, 2008, the record date established by our board of directors. Holders of Class B common stock will also receive a form of proxy in accordance with Securities and Exchange Commission rules. Holders of Class A common stock will not receive proxies because they do not have the right to vote on any of the matters to be acted upon at our annual meeting.

Holders of Class B common stock are requested to complete, sign and return the enclosed form of proxy in the envelope provided, whether or not they expect to attend our annual meeting in person.

By order of our board of directors,
James J. Tanous
Executive Vice President,
Secretary and General Counsel

March 24, 2008
Erie, Pennsylvania

ERIE INDEMNITY COMPANY

PROXY STATEMENT

Unless the context indicates otherwise, all references in this proxy statement to “we,” “us,” “our” or the “Company” mean Erie Indemnity Company and our three property and casualty insurance subsidiaries. Our property and casualty insurance subsidiaries are Erie Insurance Company, or “Erie Insurance Co.,” Erie Insurance Company of New York, or “Erie NY,” and Erie Insurance Property & Casualty Company, or “EI P&C.” We sometimes refer to Erie Insurance Exchange as the “Exchange” and to the Exchange, its subsidiary and our three property and casualty insurance subsidiaries as the “Property and Casualty Group.” In addition, we hold investments in both affiliated and unaffiliated entities, including a 21.63% interest in the common stock (“EFL Common Stock”) of Erie Family Life Insurance Company, or “EFL,” a life insurance company. The Exchange owns 78.37% of EFL’s Common Stock.

ERIE INDEMNITY COMPANY

100 Erie Insurance Place
Erie, Pennsylvania 16530

PROXY STATEMENT

INTRODUCTION

This proxy statement, which is first being mailed to the holders of our Class A common stock and our Class B common stock on or about March 24, 2008, is furnished to such holders to provide information regarding us and our 2008 annual meeting of shareholders. This proxy statement is also being furnished in connection with the solicitation of proxies by our board of directors from holders of Class B common stock to be voted at our 2008 annual meeting of shareholders and at any adjournment, postponement or continuation thereof. Our annual meeting will be held at 9:30 a.m., local time, on Tuesday, April 22, 2008 at the Auditorium of the F.W. Hirt-Perry Square Building, 100 Erie Insurance Place (Sixth and French Streets), Erie, Pennsylvania 16530. Holders of Class B common stock will also receive a form of proxy in accordance with Securities and Exchange Commission, or “SEC,” rules.

Shares of Class B common stock represented by proxies in the accompanying form, if properly signed and returned, will be voted in accordance with the specifications made thereon by the holders of Class B common stock. Any proxy representing shares of Class B common stock not specifying to the contrary will be voted for the election of the candidates for director named below, who were nominated by the nominating and governance committee of our board of directors, or our “nominating committee.”

See “Other Matters” for a discussion of certain discretionary voting authority. A holder of Class B common stock who signs and returns a proxy in the accompanying form may revoke it at any time before it is voted by giving written notice of revocation to our secretary, by furnishing a duly executed proxy bearing a later date to our secretary or by attending our annual meeting and advising our secretary that such holder intends to vote in person.

We will bear the cost of solicitation of proxies in the accompanying form, including expenses in connection with preparing and mailing this proxy statement. Such solicitation will be made by mail and may also be made on our behalf by our officers and regular employees in person, by e-mail or by telephone. None of these persons will receive special compensation for such services. We, upon request therefor, will also reimburse brokers, nominees, fiduciaries and custodians or persons holding shares of Class A common stock and Class B common stock in their names or in the names of nominees for their reasonable expenses in forwarding our proxy material to beneficial owners.

Only holders of Class B common stock of record at the close of business on February 15, 2008 are entitled to vote at our annual meeting. Each share of Class B common stock is entitled to one vote on each matter to be considered at our annual meeting. Except as is otherwise provided in Sections 1756(b)(1) and (2) of the Pennsylvania Business Corporation Law of 1988, or the “BCL,” in the case of adjourned meetings, a majority of the outstanding shares of Class B common stock will constitute a quorum at our annual meeting for the election of directors. Cumulative voting rights do not exist with respect to the election of directors. Of the 11 candidates for election as a director, only those who receive the affirmative vote of holders of a majority of the shares of Class B common stock will be elected or re-elected to our board of directors. Abstentions and shares of Class B common stock held by brokers and nominees as to which we have not received voting instructions from the beneficial owner of, or other person entitled to vote such shares, and as to which the broker or nominee does not have discretionary voting power, i.e., broker non-votes, are considered outstanding shares of Class B common stock entitled to vote and such shares are counted in determining whether a quorum or a majority is present. Abstentions will be treated as the withholding of authority to vote for nominees for election as directors.

As of the close of business on February 15, 2008, we had 52,782,002 shares of Class A common stock outstanding, which are not entitled to vote on any matters to be acted upon at our 2008 annual meeting, and

2,551 shares of Class B common stock outstanding, which have the exclusive right to vote on all matters to be acted upon at our 2008 annual meeting.

There are two H.O. Hirt Trusts, one for the benefit of F. William Hirt, the chairman of our board of directors until his death on July 13, 2007, and one for the benefit of Susan Hirt Hagen. The trust established for Mr. Hirt continues for the benefit of certain contingent beneficiaries as provided for in the trust agreement. The H.O. Hirt Trusts collectively own 2,340 shares of Class B common stock, which, because such shares represent 91.73% of the outstanding shares of Class B common stock entitled to vote at our 2008 annual meeting, is sufficient to determine the outcome of any matter submitted to a vote of the holders of our Class B common stock, assuming all of the shares held by the H.O. Hirt Trusts are voted in the same manner. As of the record date for our 2008 annual meeting, the individual trustees of the H.O. Hirt Trusts are Susan Hirt Hagen, or “Mrs. Hagen,” and Elizabeth A. Vorsheck, or “Mrs. Vorsheck” and the corporate trustee is Sentinel Trust Company, L.B.A., or “Sentinel.”

Under the provisions of the H.O. Hirt Trusts, the shares of Class B common stock held by the H.O. Hirt Trusts are to be voted as directed by a majority of trustees then in office. If at least a majority of the trustees then in office of both of the H.O. Hirt Trusts vote for the election of the 11 candidates for director named below, such candidates will be elected as directors even if all shares of Class B common stock other than those held by the H.O. Hirt Trusts do not vote for such candidates. We have not been advised as of the date of this proxy statement how the trustees of the H.O. Hirt Trusts intend to vote at our annual meeting.

We operate predominantly as a provider of management services to the Exchange. We also operate as a property and casualty insurer through our subsidiaries. Since 1925, we have served as the attorney-in-fact for the policyholders of the Exchange. The Exchange is a reciprocal insurance exchange, which is an unincorporated association of individuals, partnerships and corporations that agree to insure one another. Each applicant for insurance from the Exchange signs a subscriber’s agreement, which appoints us as the attorney-in-fact for the subscriber. As attorney-in-fact, we are required to perform certain services relating to the sales, underwriting and issuance of policies on behalf of the Exchange.

The Property and Casualty Group writes personal and commercial lines of property and casualty insurance coverages exclusively through approximately 1,965 independent agencies comprised of more than 8,400 licensed representatives and pool their underwriting results. Our financial results are not consolidated with those of the Exchange. As a result of the Exchange’s 94.5% participation in the underwriting results of the Property and Casualty Group, the underwriting risk of the Property and Casualty Group’s business is largely borne by the Exchange.

We charge the Exchange a management fee calculated as a percentage, limited to 25%, of the direct written premiums of the Property and Casualty Group. Management fees accounted for 71.6%, 72.3% and 72.2%, respectively, of our revenues for the three years ended December 31, 2005, 2006 and 2007. The management fee rate was 23.75% during 2005, 24.75% during 2006 and 25% during 2007. Beginning January 1, 2008, the rate has been set at 25%.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth as of February 15, 2008 the amount of our outstanding Class B common stock owned by shareholders known by us to own beneficially more than 5% of our Class B common stock.

	Shares of Class B	Percent of
	Common Stock	Outstanding
Name of Individual	Beneficially	Class B
or Identity of Group	Owned(1)(2)	Common Stock

5% or Greater Holders:
H.O. Hirt Trusts(3) Erie, Pennsylvania	2,340	91.73%
David C. Abrams(4) Boston, Massachusetts	150	5.88%
Abrams Capital, LLC(4) Boston, Massachusetts	141	5.53%

(1)	Unless otherwise noted, information furnished by the named persons.

(2)	Under the rules of the SEC, a person is deemed to be the beneficial owner of securities if the person has, or shares, “voting power,” which includes the power to vote, or to direct the voting of, such securities, or “investment power,” which includes the power to dispose, or to direct the disposition, of such securities. Under these rules, more than one person may be deemed to be the beneficial owner of the same securities. The information set forth in the above table includes all shares of Class B common stock over which the named individuals, individually or together, share voting power or investment power.

(3)	There are two H.O. Hirt Trusts, one for the benefit of F. William Hirt, the chairman of our board of directors until his death on July 13, 2007, and one for the benefit of Mrs. Hagen. The trust established for Mr. Hirt continues for the benefit of certain contingent beneficiaries as provided for in the trust agreement. Jonathan Hirt Hagen, the son of Mrs. Hagen, and Elizabeth A. Vorsheck, the daughter of F. William Hirt, are contingent beneficiaries of the H.O. Hirt Trusts. Each of the H.O. Hirt Trusts is the record owner of 1,170 shares of Class B common stock, or 45.86% of the outstanding shares of Class B common stock. The co-Trustees of the H.O. Hirt Trusts as of the date of this proxy statement are Mrs. Hagen, Mrs. Vorsheck and Sentinel. Mrs. Hagen and Mrs. Vorsheck are deemed to be beneficial owners of the Class B shares held by each of their respective trusts. The Co-Trustees collectively control voting and disposition of the shares of Class B common stock. A majority of the co-Trustees then in office acting together is required to take any action with respect to the voting or disposition of shares of Class B common stock. If the 2,340 shares of Class B common stock beneficially owned by the H.O. Hirt Trusts were converted into Class A common stock, the maximum number of shares of Class A common stock that could be deemed beneficially owned by the H.O. Hirt Trusts would be 5,616,000 shares of Class A common stock, or 9.62% of the then outstanding shares of Class A common stock.

(4)	The information regarding Mr. Abrams and Abrams Capital, LLC is derived from a joint Schedule 13G filed with the SEC on February 13, 2007. Shares reported herein for Abrams Capital, LLC include shares that may be deemed beneficially owned by certain private investment funds of which Abrams Capital, LLC is the general partner. Shares reported herein for Mr. Abrams include shares that may be deemed beneficially owned by Abrams Capital, LLC, for which Mr. Abrams is the managing member, and certain other entities that may be deemed controlled by Mr. Abrams.

The following table sets forth as of February 15, 2008 the amount of the outstanding shares of Class A common stock and Class B common stock beneficially owned by (i) each director and candidate for director nominated by our nominating committee, (ii) each executive officer named in the Summary Compensation Table and (iii) all of our executive officers and directors as a group.

	Shares of
	Class A	Percent of	Shares of Class B	Percent of
	Common Stock	Outstanding	Common Stock	Outstanding
Name of Individual	Beneficially	Class A	Beneficially	Class B
or Identity of Group	Owned(1)(2)	Common Stock(3)	Owned(1)(2)	Common Stock(3)

Directors and Nominees for Director:

Kaj Ahlmann	3,979	—	—	—
John T. Baily	5,630	—	—	—
J. Ralph Borneman, Jr.	54,050	—	—	—
Patricia A. Garrison-Corbin	4,850	—	—	—
Jonathan Hirt Hagen	225,187	—	1	—
Susan Hirt Hagen(4)	6,662,850	12.62%	12	—
Thomas B. Hagen(5)	10,091,743	19.12%	6	—
C. Scott Hartz	5,501	—	—	—
Claude C. Lilly, III	4,950	—	—	—
Lucian L. Morrison	1,314	—	—	—
Thomas W. Palmer	2,084	—	—	—
Elizabeth A. Vorsheck	3,015,024	5.71%	—	—
Robert C. Wilburn	6,050	—	—	—

Executive Officers:

John J. Brinling, Jr.(6)	22,057	—	—	—
Philip A. Garcia(7)	18,734	—	—	—
Michael J. Krahe	3,789	—	—	—
Jeffrey A. Ludrof(8)	28,513	—	—	—
Thomas B. Morgan	10,077	—	—	—
Douglas F. Ziegler(9)	22,644	—	—	—

All Directors and Executive Officers as a Group (21 persons)(10)	20,189,745	38.25%	19	.74%

(1)	Information furnished by the named persons.

(2)	Under the rules of the SEC, a person is deemed to be the beneficial owner of securities if the person has, or shares, “voting power,” which includes the power to vote, or to direct the voting of, such securities, or “investment power,” which includes the power to dispose, or to direct the disposition, of such securities. Under these rules, more than one person may be deemed to be the beneficial owner of the same securities. Securities beneficially owned also include securities owned jointly, in whole or in part, or individually by the person’s spouse, minor children or other relatives who share the same home. The information set forth in the above table includes all shares of Class A common stock and Class B common stock over which the named individuals, individually or together, share voting power or investment power. The table does not reflect shares of Class A common stock and Class B common stock as to which beneficial ownership is disclaimed.

(3)	Less than 1% unless otherwise indicated.

(4)	Mrs. Hagen owns 4,350 shares of Class A common stock directly and 6,658,500 shares of Class A common stock indirectly through a revocable trust of which Mrs. Hagen was the grantor and is the sole trustee and beneficiary. Mrs. Hagen owns 12 shares of Class B common stock directly. Mrs. Hagen disclaims beneficial ownership of the 5,684 shares of Class A common stock and three shares of Class B common stock owned by Thomas B. Hagen, her husband, and the 10,086,059 shares of Class A common stock and three shares of Class B common stock owned by the Hagen Family Limited Partnership, for which Thomas B. Hagen, as general partner, has sole voting power and investment power.

(5)	Mr. Hagen owns 5,684 shares of Class A common stock directly and 10,086,059 shares of Class A common stock indirectly through the Hagen Family Limited Partnership. Mr. Hagen owns three shares of Class B common stock directly and three shares of Class B common stock indirectly through the Hagen Family Limited Partnership. Mr. Hagen disclaims beneficial ownership of the 4,350 shares of Class A common stock and 12 shares of Class B common stock owned by Susan Hirt Hagen, his wife, and the 6,658,500 shares of Class A common stock owned indirectly by Mrs. Hagen. Mr. Hagen also disclaims any shares of Class B common stock held by the H.O. Hirt Trusts of which his wife is a beneficiary, contingent beneficiary and one of three trustees.

(6)	Includes 22,000 shares of Class A common stock held directly by Mr. Brinling and 57 shares of Class A common stock held by his wife.

(7)	Includes 3,734 shares of Class A common stock held directly by Mr. Garcia and 15,000 shares of Class A common stock held by his wife.

(8)	Includes 27,703 shares of Class A common stock held directly by Mr. Ludrof and 270 shares of Class A common stock held by each of Mr. Ludrof’s three sons.

(9)	Includes 16,494 shares of Class A common stock held directly by Mr. Ziegler and 6,150 shares of Class A common stock held by his wife.

(10)	Includes Kevin A. Marti, Executive Vice President of EFL and James J. Tanous, Executive Vice President, Secretary and General Counsel.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” requires that the officers and directors of a corporation, such as us, that has a class of equity securities registered under Section 12 of the Exchange Act, as well as persons who own 10% or more of a class of equity securities of such a corporation, file reports of their ownership of such securities, as well as statements of changes in such ownership, with the corporation and the SEC. Based upon written representations we received from our officers and directors and 10% or greater shareholders, and our review of the statements of changes of ownership filed with us by our officers and directors and 10% or greater shareholders during 2007, we believe that all such filings required during 2007 were made on a timely basis, except that Timothy G. NeCastro, a senior vice president, untimely filed a Form 4 Statement of Changes in Beneficial Ownership on March 14, 2007 to report the sale of 2,307 shares of Class A common stock on March 8, 2007, and Patricia A. Garrison-Corbin, a director, untimely reported the purchase of 100 shares of Class A common stock acquired on May 23, 2007, which shares were subsequently reported on a Form 5 Annual Statement of Changes in Beneficial Ownership filed on February 6, 2008.

PROPOSAL 1 — ELECTION OF DIRECTORS

Introduction

The election of directors by the holders of our Class B common stock is governed by provisions of the Pennsylvania Insurance Holding Companies Act, or the “Holding Companies Act,” in addition to provisions of the BCL, the Pennsylvania Associations Code and our bylaws. The following discussion summarizes these statutory provisions and describes the process undertaken in connection with the nomination of candidates for election as directors by the holders of Class B common stock at our annual meeting.

Background of our Nominating Committee

Section 1405(c)(4) of the Holding Companies Act, which applies to us, provides that the board of directors of a domestic insurer must establish one or more committees comprised solely of directors who are not officers or employees of the insurer or of any entity controlling, controlled by or under common control with the insurer and who are not beneficial owners of a controlling interest in the voting stock of the insurer or any such entity. Such committee or committees must have responsibility for, among other things, nominating candidates for election as directors by the shareholders.

Section 3.09 of our bylaws is consistent with this statutory provision and provides that (i) our board of directors must appoint annually a nominating committee that consists of not less than three directors who are not officers or employees of us or of any entity controlling, controlled by or under common control with us and who are not beneficial owners of a controlling interest in our voting securities and (ii) our nominating committee must, prior to each annual meeting of shareholders, determine and nominate candidates for the office of director to be elected by the holders of Class B common stock to serve terms as established by our bylaws and until their successors are elected.

In accordance with this bylaw provision, on April 17, 2007 our board of directors designated a nominating committee consisting of Patricia A. Garrison-Corbin, chair, Kaj Ahlmann, Jonathan Hirt Hagen and Thomas W. Palmer. Consistent with the Holding Companies Act, none of these persons is an officer or employee of us or of any entity controlling, controlled by or under common control with us or a beneficial owner of a controlling interest in our voting stock or any such entity. Each member of our nominating committee is an independent director as defined in the rules applicable to companies listed on the NASDAQ Global Select Market®, or “NASDAQ.”

Nominating Procedures

Under Section 2.07(a) of our bylaws, nominations of persons for election to our board of directors may be made at any meeting at which directors are to be elected (i) by or at the direction of our nominating committee or (ii) by any holder of our Class B common stock.

With respect to nominations by or at the direction of our nominating committee, except as is required by rules promulgated by NASDAQ, the SEC or the Holding Companies Act, there are no specific, minimum qualifications that must be met by a candidate for our board of directors, and our nominating committee may take into account such factors as it deems appropriate. Our nominating committee generally bases its nominations on our general needs as well as the specific attributes of candidates that would add to the overall effectiveness of our board of directors. Specifically, among the significant factors that our nominating committee may take into consideration are judgment, skill, diversity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other directors and the extent to which the candidate would be a desirable addition to our board of directors and any committee of our board of directors.

In identifying and evaluating the individuals that it selects, or recommends that our board of directors select, as director nominees, our nominating committee utilizes the following process:

•	Our nominating committee reviews the qualifications of any candidates who have been recommended by a holder of Class A common stock or Class B common stock in compliance with our bylaws; the procedures that a holder of Class A common stock or Class B common stock must follow to recommend a candidate to our nominating committee are described in greater detail in under “Shareholder Proposals” beginning on page 41.

•	Our nominating committee also considers recommendations made by individual members of our board of directors or, if our nominating committee so determines, a search firm. Our nominating committee may consider candidates who have been identified by management, but is not required to do so.

•	Our nominating committee evaluates the performance and qualifications of individual members of our board of directors eligible for re-election by the holders of Class B common stock at our annual meeting of shareholders.

•	Our nominating committee considers the suitability of each candidate, including the current members of our board of directors, in light of the current size and composition of our board of directors and the above discussed significant factors.

•	After such review and consideration, our nominating committee determines a slate of director nominees.

Actions Taken for Nominations

Our nominating committee met on March 4, 2008 for the purpose of evaluating the performance and qualifications of the current or proposed members of our board of directors and nominating candidates for election as directors by the holders of Class B common stock at our annual meeting.

Our bylaws provide that our board of directors shall consist of not less than 7, nor more than 16, directors, with the exact number to be fixed from time to time by resolution of our board of directors. Our nominating committee recommended at its March 4, 2008 meeting that the size of our board of directors be set at 11 persons and that all directors as of such date, with the exception of Kaj Ahlmann and John T. Baily, be nominated for re-election. Mr. Ahlmann and Mr. Baily previously notified our nominating committee that they do not intend to stand for re-election to our board of directors.

On March 7, 2008, our board of directors accepted the report of our nominating committee, set the number of directors to be elected at our annual meeting at 11 and approved the nomination of J. Ralph Borneman, Jr., Patricia A. Garrison-Corbin, Jonathan Hirt Hagen, Susan Hirt Hagen, Thomas B. Hagen, C. Scott Hartz, Claude C. Lilly, III, Lucian L. Morrison, Thomas W. Palmer, Elizabeth A. Vorsheck and Robert C. Wilburn for election as directors by the holders of Class B common stock at our annual meeting. On March 7, 2008, we issued a press release and filed a current Report on Form 8-K with the SEC for the purpose of announcing publicly our nominating committee’s slate of director nominees in accordance with Section 2.07(a)(3) of our bylaws.

Candidates for Election

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the election of the nominees named below. All of the nominees are currently directors. If a nominee becomes unavailable for any reason, it is intended that the proxies will be voted for a substitute nominee selected by our nominating committee. Our board of directors has no reason to believe the nominees named will be unable to serve if elected.

The names of the candidates for director nominated pursuant to the procedures discussed above, together with certain information regarding them, are as follows:

		Principal Occupation	Director
	Age	for Past Five Years and	of the
Name	as of	Positions with our Company; Current	Company
(Committee Assignments)	4/1/08	Directorships with other Public Companies	Since

J. Ralph Borneman, Jr. CIC, CPIA (5)(7)(8)	69	President, Chief Executive Officer and Chairman of the Board, Body-Borneman Insurance & Financial Services LLC, insurance agency, Boyertown, PA, 2005 to present; President, Chief Executive Officer and Chairman of the Board, Body-Borneman Associates, Inc., insurance agency; President, Body-Borneman, Ltd. and Body-Borneman, Inc., insurance agencies, 1967-2005; Director, National Penn Bancshares.	1992

Patricia A. Garrison-Corbin (1)(4C)(6)	60	President, P.G. Corbin & Company, Inc., financial advisory services and municipal finance, Philadelphia, PA, since 1986; President and Chief Executive Officer, P.G. Corbin Asset Management, Inc., fixed income investment management, since 1987; Chairman, Delancey Capital Group, LP, equity investment management, since 1996; Chairman, P.G. Corbin Group, Inc., investment and financial advisory services, since 1996; Director, FairPoint Communications, Inc.	2000

Jonathan Hirt Hagen, JD (3)(4)(8)	45	Vice Chairman, Custom Group Industries, Erie, PA, machining and fabrication manufacturing companies, since 1999; private investor, since 1990.	2005

Susan Hirt Hagen (1)(5C)	72	Co-Trustee of the H.O. Hirt Trusts, Erie, PA, since 1967; private investor, since 1989.	1980

Thomas B. Hagen (1C)(9)	72	Chairman/Owner, Custom Group Industries, Erie, PA, machining and fabrication manufacturing companies, since 1997; General Partner, Hagen Family Limited Partnership, since 1989; Non-executive Chairman of the Board of our Company and of our insurance subsidiaries and affiliates, since 2007, and a retired employee (1953-1995) and former agent of our Company, including service as President (1982-1990) and Chairman & CEO (1990-1993).	2007	*

C. Scott Hartz, CPA (1)(2)(6)(7C)	62	Chief Executive Officer, Hartz Group, IT and technology consulting, Bala Cynwyd, PA, since 2002; Senior Managing Director, SCIUS Capital Group, LLC, 2002 to 2007; Chief Executive Officer, PwC Consulting, 1995 to 2002.	2003

Claude C. Lilly, III, Ph.D., CPCU, CLU (1)(2)(6C)(8)	61	Dean, College Business and Behavioral Science, Clemson University, Clemson, SC, since 2007; Dean, Belk College of Business Administration, University of North Carolina Charlotte, 1998 to 2007; James H. Harris Chair of Risk Management and Insurance, Belk College of Business Administration, University of North Carolina Charlotte, 1997 to 2007; Director, FairPoint Communications, Inc.	2000

Lucian L. Morrison, Esq. (2)(3)	71	Independent trustee and consultant in trust, estate, probate and qualified plan matters, Houston, TX, since 1992.	2006

		Principal Occupation	Director
	Age	for Past Five Years and	of the
Name	as of	Positions with our Company; Current	Company
(Committee Assignments)	4/1/08	Directorships with other Public Companies	Since

Thomas W. Palmer, Esq. (4)(8)	60	A member and a managing partner of the law firm of Marshall & Melhorn, LLC, Toledo, OH, since 1972.	2006

Elizabeth A. Vorsheck (1)(5)(8)	52	Co-Trustee of the H.O. Hirt Trusts, Erie, PA, since 2007; Administrator of family limited partnerships and a principal of a family charitable foundation for more than five years.	2007

Robert C. Wilburn, Ph.D. (1)(2)(3C)	64	President and Chief Executive Officer, Gettysburg National Battlefield Museum Foundation, Gettysburg, PA, since 2000; Lead Director, Harsco, Inc.	1999

*Previous Board service, 1979-1998

(1)	Member of our Executive Committee.

(2)	Member of our Audit Committee.

(3)	Member of our Executive Compensation and Development Committee, or our “Compensation Committee.”

(4)	Member of our Nominating Committee.

(5)	Member of our Charitable Giving Committee.

(6)	Member of our Investment Committee.

(7)	Member of our Technology Committee.

(8)	Member of our Strategy Committee.

(9)	Ex-officio member of all committees.

C	Designates committee chairperson.

Our board of directors has determined that each of the following directors is an “independent director” as defined under the rules promulgated by NASDAQ:

Kaj Ahlmann*
John T. Baily*
Patricia A. Garrison-Corbin
Jonathan Hirt Hagen
Susan Hirt Hagen
Thomas B. Hagen
C. Scott Hartz
Claude C. Lilly, III
Lucian L. Morrison
Thomas W. Palmer
Elizabeth A. Vorsheck
Robert C. Wilburn

*Not standing for re-election as a director.

Our Board of Directors and its Committees

Our board of directors met seven times in 2007. The standing committees of our board of directors are our executive committee, our audit committee, our compensation committee, our nominating committee, our charitable giving committee, our investment committee, our technology committee and our strategy committee.

Our executive committee, which met once during 2007, has the authority, subject to certain limitations, to exercise the power of our board of directors between regular meetings.

Our audit committee met seven times in 2007. Consistent with Section 1405(c)(4) of the Holding Companies Act and the Sarbanes-Oxley Act of 2002, or “Sarbanes-Oxley,” our audit committee has responsibility for the selection of independent registered public accountants, reviewing the scope and results of their audit and reviewing the adequacy of our accounting, financial, internal and operating controls. Our audit committee operates pursuant to a written charter, a copy of which may be viewed on our website at: http://www.erieinsurance.com.

Our compensation committee met nine times in 2007. Consistent with Section 1405(c)(4) of the Holding Companies Act and our bylaws, our compensation committee has responsibility for recommending to our board of directors, at least annually, the competitiveness and appropriateness of the salaries, variable compensation, short- and long-term incentive plan awards, terms of employment, non-qualified retirement plans, severance benefits and perquisites of our chief executive officer and our executive vice presidents and such other named executives as required by rules of the SEC or NASDAQ listing standards and such other responsibilities as our board of directors may designate. See “Executive Compensation — Compensation Committee Interlocks and Insider Participation.”

Our compensation committee operates pursuant to a written charter, a copy of which may be viewed on our website at: http://www.erieinsurance.com.

Our nominating committee met four times in 2007. Consistent with Section 1405(c)(4) of the Holding Companies Act and our bylaws, our nominating committee has responsibility for:

•	identification of individuals believed to be qualified to become members of our board of directors and to recommend to our board of directors nominees to stand for election as directors;

•	identification of board of directors members qualified to fill vacancies on any committee of our board of directors; and

•	evaluation of the procedures and process by which each committee of our board of directors undertakes to self-evaluate such committee’s performance.

Our nominating committee operates pursuant to a written charter, a copy of which may be viewed on our website at: http://www.erieinsurance.com.

Our charitable giving committee, which met five times in 2007, has responsibility for recommending to our board of directors and our chief executive officer charitable gifts by us within a budgetary limit established by our board of directors. The members of our charitable giving committee voluntarily do not accept meeting fees for their services on this committee.

Our investment committee, which met six times in 2007, has responsibility for assisting our board of directors in its general oversight of our investments.

Our technology committee, which met five times in 2007, provides strategic oversight of our development and use of technology and the related electronic information security issues.

Our strategy committee, which met seven times in 2007, has responsibility for oversight of our strategic plan including the establishment of goals and periodic evaluation of the plan within the financial and operating objectives approved by our board of directors.

All directors hold office until their respective successors are elected or until their earlier death, resignation or removal. Officers serve at the discretion of our board of directors, subject to the provisions of certain employment agreements discussed under “Executive Compensation — Agreements with Executive Officers.” There are no family relationships between any of our directors or executive officers, except that:

•	Thomas B. Hagen, chairman of our board of directors, chairman of our executive committee and a director, and Susan Hirt Hagen, a director, are husband and wife;

•	Jonathan Hirt Hagen, a director, is the son of Thomas B. Hagen and Susan Hirt Hagen, and a first cousin of Elizabeth A. Vorsheck; and

•	Elizabeth A. Vorsheck, a director, is the daughter of F. William Hirt, the former chairman of our board of directors until his death on July 13, 2007, the niece of Mrs. Hagen and a first cousin of Jonathan Hirt Hagen.

During 2007, each director attended more than 75% of the number of meetings of our board of directors and the standing committees of our board of directors of which such director was a member.

In 2007, our board of directors adopted corporate governance guidelines recommended by our nominating committee, a copy of which may be viewed on our website at: http://www.erieinsurance.com.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE 11 CANDIDATES FOR DIRECTOR NOMINATED BY OUR NOMINATING COMMITTEE, AND THE ENCLOSED PROXY CARD WILL BE SO VOTED UNLESS A HOLDER OF CLASS B COMMON STOCK SPECIFIES OTHERWISE.

DIRECTOR — SHAREHOLDER COMMUNICATIONS

Our shareholders may communicate with our board of directors through our secretary. Shareholders who wish to express any concerns to any of our directors may do so by sending a description of those concerns in writing addressed to a particular director, or in the alternative, to “Non-management Directors” as a group, care of our secretary at our headquarters, 100 Erie Insurance Place, Erie, Pennsylvania 16530. All such communications that are received by our secretary will be promptly forwarded to the addressee or addressees set forth in the communication.

Recognizing that director attendance at our annual meeting can provide our shareholders with an opportunity to communicate with directors about issues affecting us, we actively encourage our directors to attend our annual meeting. In 2007, 14 of our directors attended our annual meeting.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

Our executive compensation program is developed and monitored by our compensation committee. A complete description of the committee’s function and responsibilities is set forth in its charter, a copy of which may be viewed on our website at: http://www.erieinsurance.com. Our compensation committee determines the compensation philosophy and policies for our executive officers. In fulfilling this role, the committee is responsible for establishing principles that guide the design of compensation programs for all executives. In so doing, the committee reviews the performance results of each executive and establishes individual compensation levels. Although Douglas F. Ziegler is included hereafter as a Named Executive Officer or “NEO,” as a senior vice president, his compensation is reviewed and set by our chief executive officer.

Our compensation committee regularly meets without officers or employees present to discuss executive compensation matters. Our compensation committee meets annually without the chief executive officer present and evaluates his performance compared to previously established company financial and personal, non-financial goals. Our compensation committee discusses its performance evaluation with the independent members of our board of directors in executive session before making appropriate compensation adjustments. Our chief executive officer annually evaluates the performance of our executive officers named in the Summary Compensation Table other than himself, and recommends to our compensation committee any merit increases to base salaries.

In 2007, our compensation department prepared an analysis using the same methodology used by the outside consultant we retained to prepare the analysis in 2004. The compensation committee also retained the consulting firm Watson Wyatt to prepare a compensation benchmark analysis based on the data and background information provided by our compensation department.

In preparing the 2007 benchmark and survey data for our compensation committee’s consideration, we followed the methodology below:

•	Competitive compensation levels for our executives were developed by matching each position to survey benchmark positions found in the market.

•	Survey benchmarks were based on a thorough review of each executive’s job description.

•	Compensation data was obtained from various published insurance industry and general industry sources, including William M. Mercer, Towers Perrin and Watson Wyatt surveys.

•	A proxy analysis was performed for a peer group of ten property/casualty insurance companies we consider to be our competitors for customers and, in some cases, employees, and similar to us in terms of lines of business, net premiums written and asset size. The peer group used in 2006 to set 2007 base pay remained the same as that used by our outside consultant in its 2004 analysis: The Chubb Corporation, Cincinnati Financial Corporation, CNA Financial Corporation, Mercury General Corporation, Ohio Casualty Corporation, The Progressive Corporation, SAFECO Corporation, Unitrin Group, Ltd., White Mountains Insurance Group, Ltd. and W.R. Berkley Corporation.

•	Our incumbent compensation levels were analyzed and compared with market median compensation levels, which represent a competitive level of pay that would be paid to a hypothetical, seasoned performer in a job with similar responsibilities and scope without regard to internal equity considerations (which are weighed later in the process). Our compensation committee and its independent advisor review the nature and extent of each executive’s skills, scope of responsibilities, performance and effectiveness in supporting our long-term goals.

•	The compensation surveys utilized vary depending on the scope of each executive’s position, but generally focus on the insurance industry, covering companies of approximately our size and scale. We used the median of the compensation levels for survey data, in order to limit the effect of outlying data points.

•	Our compensation committee also considers a proxy-based analysis of direct competitors in our peer group. For the proxy analysis of each of the companies within our peer group, we also used the median values in evaluating each NEO’s compensation level. Companies within the peer group may change over time if circumstances warrant. Our compensation committee regularly works with its independent advisor to evaluate and interpret peer group compensation practices.

Overall Program Objectives

The goals of our executive compensation program are to attract, motivate, retain and reward executives in a fiscally responsible manner. To achieve these objectives, we design executive compensation programs that support our business strategy by clearly communicating our expectations of our executives through goals that reward achievement. We also believe that our program is aligned with the interests of our primary stakeholders: our shareholders and the policyholders of the Exchange. We structure our compensation program to align actual compensation with performance, delivering more compensation to executives when we achieve higher performance and thereby delivering increased value to our shareholders and policyholders of the Exchange, with an inverse relationship occurring when we achieve lower financial performance results. The members of our compensation committee deliberate and consult with their independent compensation advisor to ensure that thresholds, targets, weightings and maximum performance goals are sufficiently robust to warrant an incentive payout or a superior award.

We seek to achieve these objectives by providing several different elements of executive compensation:

•	A base salary that represents cash compensation based on internal equity and external industry-based competitiveness;

•	A performance-based annual incentive that provides each executive an opportunity to earn a cash award based on the achievement of pre-determined goals or other performance objectives during the course of our fiscal year; and

•	A long-term incentive that provides an opportunity for each executive to earn a stock award based on the achievement of performance objectives over time that creates long-term value for our shareholders.

Executive Compensation Elements

Total Compensation

Each element of compensation is set independently for each NEO against our peer group described above. As a result, the allocation of each compensation component varies by NEO.

Base Salary

Purpose:  The purpose of base salary is to provide compensation based on an executive’s job responsibilities, individual performance and externally-competitive compensation levels.

Considerations:  Our compensation committee annually reviews and determines the base salaries of each of our executive officers. Our compensation program seeks to establish each NEO’s base salary range at the 50th percentile, or median, of the competitive market comprised of the companies in our peer group. In each case, the committee takes into account the base salary range for each executive based on job duties and authority. Individual base salary levels are based upon an executive’s years of experience and individual performance. This amount is not at risk and may be adjusted annually based on merit and external market conditions.

2007 Discussion and Analysis:  All of our NEO base salaries were within the salary range set against our peer group in 2007, including for Mr. Brinling, whose salary for serving as president and CEO was set at the same level as for our former president and CEO.

Annual Incentive Plan

Purpose:  The purpose of our Annual Incentive Plan, or “AIP,” is to align executive performance with our annual strategic goals while enhancing our shareholder value and promoting the health of the Exchange. We accomplish this objective by providing incentives in the form of an annual cash bonus to executives upon the attainment of certain performance goals.

Considerations:  At the beginning of each year, our compensation committee establishes for each executive a target AIP award expressed as a percentage of annual base salary. These target AIP awards are established after the identification and discussion by our compensation committee and our board of directors of key measures that drive strong organizational performance. The performance criteria used in 2007 were submitted property/casualty application growth and adjusted operating ratio. Adjusted operating ratio is considered to be an industry-standard benchmark used to measure an insurer’s performance. We define adjusted operating ratio as the total profitability of the Property and Casualty Group, us and EFL. This ratio measures profitability by calculating operating and investment results in relation to premiums earned. We established one additional performance measure (asset class returns) for Mr. Ziegler based upon his functional responsibilities as our chief investment officer. We established one additional performance measure (property/casualty adjusted combined ratio) for Mr. Morgan based upon his functional responsibilities as our executive vice president of insurance operations.

Our board of directors and management consider our current performance, including our strengths and performance gaps, to determine which areas need to be incented to help us achieve our strategic objectives for the year. The combination of benchmark insurance measures and our performance are the basis from which measures and targets are determined. With the appropriate measures selected, we apply an internal modeling analysis to each measure resulting in a statistical probability confidence range of attaining a target point for each measure.

From this analysis, our compensation committee benchmarks target goals for each measure. The committee then sets a maximum and minimum (or ’threshold’) for each measure. The maximum is intended to incent a participant’s performance to achieve a maximum performance payout; the threshold provides a partial payout when a portion of the goal is achieved.

The bonus determinations for our president and CEO, and Messrs. Garcia and Krahe, were based upon actual performance against our performance measures. In addition to the targets established by our compensation committee, we may introduce additional, functional performance measures for each NEO. These functional performance measures allow our compensation committee to reward specific responsibilities of the NEO. We develop these individual, functional performance measures for each NEO using a multi-year trend incorporating peer group survey data. For Mr. Morgan, we based 75% of his bonus determination on performance against our measures and the remaining 25% on functional measures. For Mr. Ziegler, we based 20% of his bonus determination on performance against our measures and the remaining 80% on functional measures.

Upon completion of the fiscal year, our compensation committee determines and certifies in writing the extent to which company and individual incentive targets were satisfied. The AIP payouts have a cap of 200% of incentive target. In addition, the maximum annual AIP award payable in cash to any one executive under the AIP is $3.0 million. Our compensation committee has no discretion to increase any company or individual incentive target, nor any company or individual incentive award that would otherwise be due upon attainment of company or individual incentive targets, or otherwise modify any company or individual incentive targets associated with a performance period. We typically pay AIP awards after the prior year’s audited financial results are available and our compensation committee certifies earned amounts. See “Incentive Plans and Deferred Compensation” in our notes to consolidated financial statements contained in our 2007 annual report.

2007 Discussion and Analysis:  The two company performance measures established for 2007 were based upon our submitted property/casualty application growth and adjusted operating ratio targets. We selected submitted property/casualty application growth as one of the measures for 2007 to incent management to grow applications received during a period of softening market conditions in the insurance industry. We selected the adjusted operating ratio for 2007 to help balance the underwriting profitability of our property/casualty insurance operations.

We weighted the adjusted operating ratio for Mr. Garcia and Mr. Krahe at 50% of target AIP award while submitted property/casualty application growth received 50% of the weighting. We set Mr. Morgan’s weighting as follows: adjusted operating ratio — 25%; submitted property/casualty application growth — 50%; and property/casualty adjusted combined ratio — 25%. Mr. Ziegler’s weighting was set as follows: adjusted operating ratio — 10%; submitted property/casualty application growth — 10%; and asset class return — 80%. The excellent underwriting profitability of the Property and Casualty Group led to a strong adjusted operating ratio, driving the AIP award disclosed in the Summary Compensation Table. However, due to increased competition, submitted property/casualty application growth did not meet the threshold, thus performance for this measure did not warrant a payout.

Mr. Ludrof resigned as our president and CEO effective August 8, 2007, and will not receive any portion of the 2007 AIP award. Mr. Brinling did not officially participate in the AIP for 2007 because his service began too late in the year to qualify. However, in accordance with his compensation arrangement, he will receive a payment outside the plan using the same measurements and criteria that would have been used for Mr. Ludrof had he not resigned, which criteria conform with the targets for Messrs. Garcia and Krahe as described above.

Long-term Incentive Plan

Purpose:  The purpose of our Long-term Incentive Plan, or “LTIP,” is to enhance our growth and profitability and that of the Exchange and its affiliates by providing longer term rewards to executives who are capable of having a significant impact on our performance. We accomplish this objective by providing incentives over a multi-year period in the form of restricted stock unit grants of our Class A common stock to executives upon the attainment of certain performance goals. We use stock in this plan to further align the interests of our executives with those of our shareholders.

Considerations:  We had two LTIP plans in effect at December 31, 2007: a LTIP we adopted in 1997 (the “Pre-2004 LTIP”) and a LTIP we adopted in 2004 (the “Post-2004 LTIP”). The Pre-2004 LTIP awards were determined based upon the achievement of predetermined financial performance goals compared to the actual growth in our retained earnings; this initial plan did not benchmark us against a peer group. In 2004, after review by our compensation committee, we adopted the Post-2004 LTIP. The Post-2004 LTIP allowed us to better align our long-term goals with the executive reward by utilizing comparisons to a board-selected peer group, for a reward tied more closely to performance outcomes for stronger reinforcement of desired behaviors. The Post-2004 LTIP award is based on the achievement of objective performance measures — adjusted combined ratio, growth in direct written premiums, and total return on invested assets — over a three-year period compared to a peer group of property and casualty insurance companies that write predominantly personal lines insurance. The peer group we use for the Post-2004 LTIP has remained the same since the plan’s inception and consists of: Allstate Insurance Group, Farmers Insurance Group, Government Employees Group (GEICO), Nationwide Insurance Group, Progressive Group of Insurance Companies, State Farm Insurance Group and USAA Group. This peer group was selected because, as a group, it represents the majority of personal lines business written in the United States and is considered to be our competition in all the markets in which we do business. We calculate and pay actual awards earned after performance level certification by our compensation committee following the performance period. See “Incentive Plans and Deferred Compensation” in our notes to consolidated financial statements contained in our 2007 annual report.

2007 Discussion and Analysis: Target LTIP awards were established for each NEO at the beginning of 2007 utilizing a methodology similar to that used to set AIP awards for each NEO as described above. The performance measures selected reflect the strategic business objectives of the Property and Casualty Group. As in 2006, the 2007 awards were based on the adjusted combined ratio, growth in direct written premiums and total return on invested assets of the Property and Casualty Group compared to the same performance measures of our peer group. Given the nature of our business, underwriting profitability is important to long-term financial strength. The Property and Casualty Group’s direct written premium growth is also important to our financial results as it is the primary driver of the management fee revenue we earn from the Exchange. In 2007, our compensation committee awarded long-term incentive compensation to each NEO in the form of restricted stock units. See the Summary Compensation Table, Supplemental Stock Awards Table, Grants of Plan Based Awards Table, Outstanding Equity Awards Table and Option Exercises and Stock Vested Table herein.

Because Mr. Ludrof resigned as president and CEO effective August 8, 2007, he will receive a pro rata portion of his LTIP awards based on having served 7 months of the 36-month performance period — see the Grants of Plan Based Awards table for further discussion. Mr. Brinling is precluded from officially participating in the LTIP for the 2007-2009 performance period because he was not enrolled during the first 90 days of the performance period. However, pursuant to his employment arrangement described below, Mr. Brinling is entitled to receive cash payments upon the attainment of certain LTIP performance goals that were in effect for our former president and CEO.

Additional Benefits

We believe retirement benefits are an important part of a competitive reward opportunity, which enables us to attract and retain top-tier managerial talent. Accordingly, we maintain a tax-qualified defined benefit pension. The tax-qualified defined benefit pension plan is available to all of our salaried employees. The Internal Revenue Code of 1986, as amended, or “the Code” limits the maximum annual pension award that we can pay to any eligible employee. Therefore, effective December 31, 1986, we implemented a supplemental retirement plan or “SERP” to provide benefits to certain employees of the Company in excess of earnings limitations imposed by the Code. As illustrated in the Pension Benefits Table, an older NEO can produce a significantly higher present value compared to a younger, more highly paid NEO. This result occurs primarily because the nearer a NEO is to normal retirement age, the shorter the discount period used in calculating the present value of the benefits.

In December 2007, in connection with its review of our employment agreements with executive officers and with Mr. Ziegler, or our “Officer Employment Agreements” for purposes of determining what modifications were needed to comply with recently adopted changes to the federal tax laws regarding deferred compensation, our board of directors decided that it would not renew or extend the term of the Officer Employment Agreements with Messrs. Garcia, Krahe, Morgan and Ziegler, nor replace them with new agreements. Accordingly, the Company and each of these NEOs entered into an Amendment and Payment Designation Agreement dated December 31, 2007. This new agreement sets a specific date and method of payment of SERP benefits (as required by the new tax rules on deferred compensation) by providing that each of these NEOs shall be paid his accrued and additional SERP benefits in a lump sum on December 12, 2008, at which time the Company will also pay a tax gross-up on those amounts on behalf of each officer. If the executive’s employment terminates, other than as a result of a termination by the Company for cause, before the expiration of the Amendment and Payment Designation Agreement on December 11, 2008, his SERP benefit (including any additional present value referred to in Note (6) to the table below disclosing the salary and benefits expected under various termination scenarios) will be paid in a lump sum on the first day of the seventh month after the date of termination. See “Agreements with Executives Including Termination and Change in Control” for discussion on the payout of SERP benefits for certain NEOs.

Our defined benefit pension plan and SERP amounts reflected in the “Change in Pension Value” column within the Summary Compensation Table result from the use of various actuarial assumptions. One of the assumptions that can have a significant impact on the pension values is the discount rate selected. Upon completing our annual bond matching study with our independent consulting actuarial firm, Watson Wyatt, we supported the selection of a 6.62% discount rate for the 2008 pension and SERP expense for financial statement purposes and we used this same discount rate in determining the present value of benefits under these plans for each NEO. “See Agreements with Executives Including Termination and Change in Control” for a discussion regarding the expected payout of Mr. Ludrof’s SERP.

Our executives also participate in the broad-based benefit plans offered generally to all of our full-time employees (e.g., the pension plan, 401(k) plan, health insurance and other employee benefits). Their participation in these benefit plans is on the same terms as all of our other employees.

Director Compensation

2007 Discussion and Analysis

The goals of our director compensation program are to attract, motivate and retain directors of outstanding competence and ability and reward them in a fiscally responsible manner. Director performance is a key influencing factor in organizational performance. Accordingly, director compensation is reviewed periodically and adjusted, as appropriate, to align the interests of directors with our strategic objectives.

The periodic review of director compensation is the responsibility of our compensation committee and our board of directors. In undertaking this responsibility, the compensation committee reviews compensation surveys of the financial services industry. The committee also engages, from time to time, independent advisors who provide supplemental data that is considered in setting director compensation levels. After reviewing the data, the compensation committee formulates a recommendation for review by our board of directors.

In 2006, our compensation committee engaged Watson Wyatt to evaluate the components of our director compensation, including retainer fees, committee fees, stock grants, committee chair fees and presiding director fees. Our compensation committee determined that, except for the retainer fee and stock-based pay, the remaining elements of our directors’ compensation were appropriately positioned and would not be changed. Effective March 1, 2007, the annual cash retainer was increased from $25,000 to $30,000, and the annual stock-based pay was increased from $35,000 to $40,000.

We make adjustments to maintain each director’s compensation at market median or about the 50th percentile of our peer group. Added responsibilities or additional duties, such as committee chairperson or chairman of the board, may cause variations in each director’s total compensation earned.

Director Education Program

In 2005, we implemented a director education program in which all of our directors are entitled to participate. The program provides each director with access to various resources to assist him or her with enhancing the skills and strategies that drive effective directorship. We pay for the cost of each director’s membership in the National Association of Corporate Directors, underwrite the cost of attendance at certain educational seminars and conferences and provide subscriptions to relevant business news journals, magazines and on-line resources.

Agreements with Executives Including Termination and Change in Control

Our compensation committee periodically reviews the use and material terms of employment agreements with our key executives. In 2005, in conjunction with our compensation committee’s independent advisor, we revised the employment agreements of all of our NEOs. The term of our employment agreements with Messrs. Garcia, Ziegler and Krahe will expire on December 11, 2008 and, as described above, our board of directors has determined that it will not renew or extend the term of these employment agreements, nor replace them with new agreements.

Effective August 8, 2007, Mr. Ludrof voluntarily resigned as president and CEO of the Company. On December 27, 2007, Mr. Ludrof entered into a Post-Employment Agreement with the Company which provides for the resolution of all matters relating to Mr. Ludrof’s employment, including all obligations of the Company under his employment agreement. The Post-Employment Agreement contained the following material terms:

•	The payment to Mr. Ludrof of $4,543,900 in separation pay, as a single lump sum payment, less required tax withholdings, on December 31, 2007.

•	In connection with his voluntary resignation from the Company, Mr. Ludrof agreed to a reduction in his SERP benefits of approximately $457,000. The Company will pay to him on April 1, 2008, the amount of $3,040,900, plus a tax gross-up of approximately $2,018,000 on a portion of that amount, in full satisfaction of all of his benefits under the SERP.

•	A lump sum cash payment to Mr. Ludrof in an amount equal to his account under the deferred compensation plan. See the Nonqualified Deferred Compensation Table for further discussion.

•	Upon his termination of employment, Mr. Ludrof vested in previously unvested restricted stock units under the Pre-2004 LTIP, with respect to which the Company will issue 11,149 shares of the Company’s Class A common stock (less required tax withholdings) to Mr. Ludrof over 2008 and 2009. With respect to performance based awards under the Post-2004 LTIP, the performance period with respect to awards made to Mr. Ludrof for the 2005-2007, 2006-2008 and 2007-2009 performance periods will be treated as ending on December 31, 2007, and the Company will issue to Mr. Ludrof shares of the Company’s Class A common stock representing a pro rata portion of the earned award for each of those performance periods (less required tax withholdings).

•	Mr. Ludrof is entitled to receive, for a period of three years, health and life insurance benefits under substantially the same terms and conditions as existed immediately prior to the date he terminated his employment.

•	The Post-Employment Agreement also provides for a general release by Mr. Ludrof of any claims he might have against the Company and its officers, directors and related persons; customary confidentiality provisions; an 18-month non-compete agreement; and an agreement by Mr. Ludrof to cooperate with the Company if his assistance is needed in connection with matters that arose while he was employed by the Company.

On October 11, 2007, the Company entered into an arrangement with Mr. Brinling regarding his compensation and benefits. Mr. Brinling assumed the position of president and CEO of the Company on August 8, 2007, upon Mr. Ludrof’s resignation. The material terms of Mr. Brinling’s arrangement are as follows:

•	An annual salary of $815,626;

•	Bonus payments calculated using criteria of the Company’s Annual and Long-term Incentive Plans on a pro-rated basis for the portion of the year that Mr. Brinling serves as president and CEO (Mr. Brinling is not an official participant in the plans since he was not enrolled within the first 90 days of the performance period);

•	In lieu of Mr. Brinling’s participation in the Company’s pension plan, the Company will credit an amount equal to a certain percentage of his salary to a hypothetical account to be paid to him after completion of his service as president and CEO (see the Pension Benefits Table for additional information);

•	Enrollment in the various health and welfare plans offered by the Company;

•	Mr. Brinling may elect to participate in the Company’s deferred compensation plan and 401(k) Savings and Investment plan;

•	During the term of his service as president and CEO, the Company agrees to pay to Mr. Brinling an amount equal to the current annual premium on his life insurance policy, grossed-up for income taxes; and

•	The Company will pay certain club membership dues and assessments for Mr. Brinling during his service as president and CEO.

Mr. Morgan resigned as our executive vice president of insurance operations, effective February 29, 2008. On February 28, 2008, the Company entered into a severance agreement with Mr. Morgan (the “Severance Agreement”) which provides for the resolution of all matters relating to Mr. Morgan’s employment, including all obligations of the Company to Mr. Morgan under his employment agreement, as amended by the

Amendment and Payment Designation Agreement discussed below. The Severance Agreement contained the following material terms:

•	The payment to Mr. Morgan of $1,875,000 in separation pay, as a single lump sum payment, less required tax withholdings, on June 9, 2008.

•	The Company will pay Mr. Morgan on October 1, 2008, the full amount of his SERP benefits, plus a tax gross-up on a portion of that amount, in full satisfaction of all of his benefits under the SERP.

•	Lump sum cash payments to Mr. Morgan on October 1, 2008 and January 15, 2009, of his accounts under the deferred compensation plan.

•	Upon his termination of employment, Mr. Morgan vested in previously unvested restricted stock units under the Pre-2004 LTIP, with respect to which the Company will issue 823 shares of the Company’s Class A common stock (less required tax withholdings) to Mr. Morgan in January 2009. With respect to performance based awards under the Post-2004 LTIP, the performance period with respect to awards made to Mr. Morgan for the 2006-2008 and 2007-2009 performance periods will be treated as ending on December 31, 2008, and the Company will issue to Mr. Morgan shares of the Company’s Class A common stock representing 100% and 66 2/3% of the earned award for each of those performance periods (less required tax withholdings), respectively.

•	Mr. Morgan is also entitled to receive, for a period of three years, health and life insurance and other benefits upon substantially the same terms and conditions as existed immediately prior to the date he terminated his employment. The Company will also reimburse him for the annual premiums he pays on a life insurance policy (on a tax gross-up basis) for calendar years 2009, 2010 and 2011.

•	The Severance Agreement also provides for a general release by Mr. Morgan of any claims he might have against the Company and its officers, directors and related persons; customary confidentiality provisions; a 30 day non-compete agreement; as well as an agreement by Mr. Morgan to cooperate with the Company if his assistance is needed in connection with matters that arose while he was employed by the Company.

For the NEOs other than the chief executive officers and Mr. Morgan, salary and benefits expected under various termination scenarios are disclosed below. If any of the NEOs terminated his employment due to disability, no compensation or benefits would be awarded in addition to amounts already disclosed in the Summary Compensation Table. We developed the compensation and benefit amounts disclosed in the table below considering a termination date of December 31, 2007 and they represent only payments estimated in addition to the other compensation disclosed in this proxy statement.

	Involuntary		Voluntary		Involuntary		Voluntary
	Without		Without		With		With
	Cause (1) ($)		Good Reason (2) ($)		Cause (3) ($)		Good Reason (4) ($)		Death ($)

Philip A. Garcia
Cash	1,852,912	(5)	0		0		1,852,912	(5)	402,395	(8)
SERP/Pension	1,582,682	(6)	1,299,832	(6)	487,757	(7)	1,582,682	(6)	562,970	(9)
SERP Tax Gross-Up	1,330,414	(10)	1,330,414	(10)	0		1,330,414	(10)	840,831	(10)
LTIP	640,105	(11)	0		0		640,105	(11)	0
Douglas F. Ziegler
Cash	1,352,893	(5)	0		0		1,352,893	(5)	326,725	(8)
SERP/Pension	916,060	(6)	650,486	(6)	360,439	(7)	916,060	(6)	17,639	(9)
SERP Tax Gross-Up	709,557	(10)	709,557	(10)	0		709,557	(10)	335,471	(10)
LTIP	0		0		0		0		0
Michael J. Krahe
Cash	1,340,284	(5)	0		0		1,340,284	(5)	300,000	(8)
SERP/Pension	1,087,251	(6)	848,693	(6)	326,116	(7)	1,087,251	(6)	210,231	(9)
SERP Tax Gross-Up	824,412	(10)	824,412	(10)	0		824,412	(10)	400,208	(10)
LTIP	397,909	(11)	0		0		397,909	(11)	0

(1)	Definition of “Involuntary Without Cause”: The Company may at any time terminate an executive’s employment without cause only by the affirmative vote of a majority of the board of directors and upon no less than thirty days’ prior written notice to the executive.

(2)	Definition of “Voluntary Without Good Reason”: The executive may at any time terminate employment for any reason upon no less than thirty days’ written notice to the Company.

(3)	Definition of “Involuntary With Cause”: The Company may at any time terminate an executive’s employment for “Cause”, which shall mean any of the following conduct by the executive:

(a)	The deliberate and intentional breach of any material provision of the employment agreement, which breach the executive shall have failed to cure within thirty days after the executive’s receipt of written notice from the Company specifying the specific nature of the breach;

(b)	The deliberate and intentional engaging by the executive in gross misconduct that is materially and demonstrably inimical to the best interests, monetary or otherwise, of the Company; or

(c)	Conviction of a felony or conviction of any crime involving moral turpitude, fraud, or deceit.

For purposes of this definition, no act or failure to act on the executive’s part shall be considered “deliberate and intentional” unless done or omitted to be done by the executive not in good faith and without reasonable belief that such action or omission was in the best interest of the Company.

(4)	Definition of “Voluntary With Good Reason”: The executive may terminate employment for “Good Reason” upon providing thirty days written notice to the Company after the executive reasonably becomes aware of the circumstances giving rise to such “Good Reason.” For purposes of the employment agreement, “Good Reason” means the following conduct of the Company, unless the executive shall have consented thereto in writing:

(a)	Material breach of any material provision of the employment agreement by the Company, which breach shall not have been cured by the Company within thirty days after Company’s receipt from the executive or the executive’s agent of written notice specifying in reasonable detail the nature of the Company’s breach;

(b)	The assignment to the executive of any duties inconsistent in any material respect with the executive’s position (including any reduction of the executive’s status and reporting requirements), authority, duties, powers or responsibilities with the Company...or any other action by the Company, including the removal of the executive from or any failure to reelect or reappoint the executive to office(s)...or commensurate office(s) (other than for “Cause”), which results in a diminution of the executive’s authority, duties, position, responsibilities or status, excluding for this purpose any isolated, insubstantial and inadvertent action respecting the executive not taken in bath faith and which is remedied by the Company within thirty days after receipt of written notice from the executive to the Company;

(c)	The Company’s relocation of the executive out of the Company’s principal executive offices or the relocation of the Company’s principal executive offices to a location outside the Erie, Pennsylvania metropolitan area, except for required short-term travel on the Company’s behalf to the extent necessary for the executive to carry out his normal duties in the ordinary course of business;

(d)	The failure of the Company to obtain the assumption in writing of its obligations...of the agreement by any successor...not less than five days prior to a merger, consolidation or sale ...; or

(e)	A reduction in the overall level of compensation of the executive...not including (i) changes in the cash/stock mix of compensation payable to the executive; (ii) a reduction in the overall level of compensation of the executive resulting from the failure to achieve corporate, business unit and/or individual performance goals established for purposes of incentive compensation for any year or period; provided that the aggregate short-term incentive opportunity, when combined with the executive’s base salary, provides, in the aggregate, an opportunity for the executive to realize at least the same overall level compensation as was paid in the immediately prior year or period at target performance levels; and provided further, that such target performance levels are reasonable at all times during the measurement period, taking into account the fact that one of the purposes of such compensation is to incent the executive; (iii) reductions in compensation resulting from changes to any Erie Benefit

Plan, as that term is defined the Officer Employment Agreements (provided that such changes are generally applicable to all participants in such Erie Benefit Plan); and (iv) any combination of the foregoing.

(5)	Cash payment is based on the sum of:

• the highest annual base salary paid or payable to the NEO in 2007 or any one of the three calendar years preceding the NEO’s termination of employment; and

• an amount equal to the sum of the higher of the NEO’s target award amount, or actual bonus amount paid under our AIP for the three calendar years preceding the date of the NEO’s termination, divided by three.

Each NEO’s base annual salary as of December 31, 2007, and his 2004, 2005 and 2006 AIP bonus amounts were used for this table. For Messrs. Garcia and Krahe, the sum is multiplied by 2.75 to determine the amount of the cash payment. For Mr. Ziegler, the sum is multiplied by 2.5 to determine the amount of the cash payment.

(6)	Amounts disclosed above for the SERP represent the additional present value attributable to receiving unreduced benefits beginning at age 55 (or current age if the NEO is older than age 55) instead of at the plan’s normal retirement age of 65. For “Involuntary Without Cause” and “Voluntary With Good Reason” scenarios, amounts disclosed also include the additional present value attributable to the credit of an additional 3-years of service in the SERP benefit formula (up to a maximum of 30 years).

(7)	The early retirement benefit defined in the tax-qualified retirement plan and the SERP are considered to be “subsidized” benefits because the early retirement reduction factors are more generous than an actuarially equivalent reduction for the early commencement of benefits. The amount shown is the additional present value attributable to receiving a reduced early retirement benefit from the SERP at current age, versus an unreduced benefit at age 65 or, in the case of qualified pension benefits, a reduced early retirement benefit at age 55, or current age if the NEO is older than age 55, versus an unreduced benefit at age 65.

(8)	The cash payment in the event of death is equal to the NEO’s current annual base salary paid to the NEO’s beneficiary in 12 monthly installments.

(9)	Upon the death of an NEO, an unreduced survivor benefit under the SERP begins immediately. The amount shown is the additional present value attributable to the commencement of the 50% survivor benefit based upon the spouse’s age at December 31, 2007.

(10)	The amount grossed-up is the sum of the SERP present value shown in the Pension Benefits Table and the additional SERP present value shown in the table above. An additional three years of service in the SERP benefit formula under “Involuntary Without Cause” and “Voluntary with Good Reason” is not eligible for the tax gross-up.

(11)	The employment agreements provide that for purposes of the Pre-2004 LTIP and the Post-2004 LTIP, the NEO should be treated as if he ceased to be our employee by reason of death, disability, normal or early retirement as may be applicable. Without this provision, an NEO who terminates employment without actually being eligible under one of these provisions would forfeit his restricted shares and target shares. The amounts shown are the sum of the amounts shown in the Outstanding Equity Awards at December 31, 2007 table for the 2003-2005 performance period under the Pre-2004 LTIP and the amounts shown in the Supplemental Stock Awards Table for the 2005-2007, 2006-2008 and 2007-2009 performance periods under the Post-2004 LTIP. We do not show an amount for Mr. Ziegler because he is already eligible for early retirement under the terms of both LTIPs.

In addition to the items disclosed in the table above, in the case of “Involuntary Without Cause” and “Voluntary With Good Reason” terminations, the employment agreements provide continuing coverage for all purposes for a period of three years after the date of termination of employment for the executive and his eligible dependents under all of our benefit plans in effect as of the date of termination of employment. The employment agreements also stipulate that for a period of three years after the date of the executive’s termination, we will provide such perquisites as were made available to the executive as of the date of termination.

The employment agreements also provide for certain additional payments by us. In the event that any payment or distribution by us to or for the benefit of the executive, whether paid or payable pursuant to the terms of the employment agreement or otherwise, is determined to be subject to the excise tax imposed by Section 4999 of the Code as an excess parachute payment, as that term is used and defined in Sections 4999 and 280G of the Code, the executive is entitled to receive an additional payment (a “gross-up payment”) in an amount equal to the then current rate of tax under Section 4999 multiplied by the total of the amounts so paid or payable, including the gross-up payment, which are deemed to be a part of an excess parachute payment.

Stock Ownership Guidelines

In 2005, our board of directors approved an executive stock ownership program that provides guidelines for ownership of our Class A common stock for each executive. The program is designed to further align the interests of executive management with those of our shareholders and drive long-term performance and profitability. Executive officers are required to reach prescribed stock ownership levels within three years from the program’s commencement date of January 1, 2006.

This program utilizes a fixed base-salary component, considering the executive’s salary as of January 1, 2006. The ownership guidelines require the chief executive officer to maintain ownership of Class A common stock in an amount equivalent in value to 3.0 times his base salary. All other executive officers are required to maintain ownership of Class A common stock in an amount equal to 1.5 times their respective base salaries. Shares owned outright and deferred and performance-based deferred shares (earned but not yet paid) count toward the ownership guideline. Restricted stock and shares held in tax-qualified retirement plans count toward satisfying the guidelines, as do shares beneficially owned through a spouse or dependent children.

The table below sets forth the ownership guidelines for each NEO and the value of shares owned as of February 15, 2008.

	Target Financial Value of	Financial Value of Actual
Named Executive Officer	Shares	Shares Owned(1)

John J. Brinling, Jr.(2)	n/a	n/a
Philip A. Garcia	$537,196	$947,191
Thomas B. Morgan(3)	$490,365	$509,493
Douglas F. Ziegler(4)	n/a	n/a
Michael J. Krahe	$390,695	$191,572

(1)	This amount assumes the stock price as of closing on February 15, 2008 at $50.56.

(2)	Because Mr. Brinling is serving as president and CEO while our board of directors conducts a search for his replacement, he is not required to participate in our executive stock ownership program.

(3)	Mr. Morgan resigned as our executive vice president of insurance operations effective February 29, 2008.

(4)	Because Mr. Ziegler is not an executive officer, he is not required to participate in our executive stock ownership program.

Our compensation committee annually reviews each covered executive’s progress toward, and continued compliance with, the approved guidelines. Our compensation committee will review market best practices regarding executive stock ownership guidelines at least every three years.

Tax Implications of Executive Compensation

Section 162(m) of the Code places a limit of $1.0 million on the amount of compensation that we may deduct in any one year with respect to each of our five most highly paid executive officers, subject to an exception to the $1.0 million limitation for performance-based compensation meeting certain requirements. Our AIP and LTIP awards are performance-based and have been approved by our shareholders. As such, payments made under these plans are not included in the $1.0 million limit on deductible compensation. All of our incentive awards and individual incentive awards are subject to federal income, FICA and other tax withholdings as required by applicable law.

We believe all compensation paid in 2007 and 2006 to our NEO’s is tax-deductible under Section 162(m) of the Code, except for certain amounts related to settlement of Mr. Brinling’s SERP benefit following his retirement and prior to his re-employment. While our compensation committee intends to continue to provide compensation opportunities to our executives in as tax-efficient a manner as possible, it recognizes that from time to time it may be in the best interests of our shareholders to provide non-tax deductible compensation.

EXECUTIVE COMPENSATION

The following table sets forth the compensation during 2007 and 2006 for our NEOs. Compensation disclosed herein is for services rendered in all capacities to us, EFL, the Exchange and their subsidiaries and affiliates. Compensation is allocated among us, the Exchange, EFL and their subsidiaries and affiliates according to an estimated proportion of the executives’ time dedicated to the affairs of various entities. Our share of total compensation expense in 2007 and 2006 was 52.8% and 52.7%, respectively. Amounts indicated are pre-individual income taxes.

Summary Compensation Table

							Change
							in Pension
						Non-Equity	Value and
						Incentive	Nonqualified
						Plan	Deferred	All
				Stock	Option	Compen-	Compensation	Other
Name and				Awards	Awards	sation	Earnings	Compensation	Total
Principal Position	Year	Salary($)	Bonus($)	($)	($)	($)	($)	($)	($)

Jeffrey A. Ludrof,	2007	805,365	0	1,395,605	0	0	1,770,027	4,632,971	8,603,968
Former President and CEO*	2006	754,136	0	1,776,621	0	571,701	95,698	112,253	3,310,409
John J. Brinling, Jr.,	2007	336,660	73,763	1,048,948	0	244,688	0	1,036,820	2,740,879
President and CEO**	2006	306,023	0	479,762	0	106,022	35,559	80,580	1,007,946
Philip A. Garcia,	2007	398,015	0	540,030		221,317	118,651	44,640	1,322,653
Executive Vice President and Chief Financial Officer	2006	375,569	0	608,142	0	189,809	46,180	60,280	1,279,980
Thomas B. Morgan,	2007	377,028	0	551,189	0	247,765	41,998	42,450	1,260,430
Executive Vice President, Insurance Operations***	2006	353,440	0	514,817	0	233,741	28,306	35,648	1,165,952
Douglas F. Ziegler,	2007	327,380	44,484	417,805	0	32,673	132,439	20,962	975,743
Senior Vice President and Chief Investment Officer	2006	309,692	0	481,004	0	170,518	64,913	26,868	1,052,995
Michael J. Krahe,	2007	296,385	0	344,709	0	165,000	101,904	43,031	951,029
Executive Vice President, Human Development and Leadership	2006	277,374	36,122	363,280	0	140,650	48,817	30,243	896,486

*	Mr. Ludrof resigned as our president and CEO effective August 8, 2007. His termination as an employee occurred on December 19, 2007.

**	Mr. Brinling became our president and CEO effective August 8, 2007. He had previously retired on January 31, 2007, as executive vice president of EFL. In his prior position, he was not a director of the Company, nor is he a director at this time.

***	Mr. Morgan resigned as our executive vice president of insurance operations effective February 29, 2008.

Salary

Salary includes all paid time off such as vacation and company holidays.

The salary disclosed for Mr. Ludrof includes payments made to him through December 19, 2007. His Post-Employment Agreement became effective December 27, 2007. See “Compensation Discussion and Analysis — Agreements with Executives Including Termination and Change in Control.”

The salary figure for Mr. Brinling includes his salary as executive vice president of EFL through his retirement date of January 31, 2007, and his salary for serving as our president and CEO.

Bonus

The bonus column includes retirement and special merit bonuses, as well as terminated vacation payouts.

Stock Awards: Long-Term Incentive Plans (LTIP)

In 1997, we adopted the Pre-2004 LTIP, which was designed to enhance our growth and profitability by providing the incentive of long-term rewards to key employees who are capable of having a significant impact on our performance, to attract and retain employees of outstanding competence and ability and to further align the interests of such employees with those of our shareholders. The holders of our voting common stock approved the Pre-2004 LTIP in 1997 as a performance-based plan under the Code, and our shareholders approved its continuation at our 2002 annual meeting in satisfaction of the requirements of the Code. We amended the Pre-2004 LTIP at our 2003 annual meeting to increase the maximum value of the phantom share units that could be earned by a participant in any performance award from $500,000 to $1,000,000. At the same time, our shareholders re-approved the Pre-2004 LTIP. Each participant is granted awards of phantom share units under the Pre-2004 LTIP based upon a target award calculated as a percentage of the participant’s base salary. The total value of any phantom share units is determined at the end of the performance period based upon the growth in our retained earnings. Each participant is then entitled to receive restricted shares of Class A common stock equal to the dollar value of the phantom share units at the end of the performance period. The vesting period for the restricted shares of Class A common stock issued to each executive is three years after the end of the performance period. If a participant ceases to be an employee prior to the end of the performance period for reasons other than retirement, death or disability, the participant forfeits all phantom share units awarded. If a participant ceases to be an employee after the end of the performance period but prior to the end of the vesting period for reasons other than retirement, death or disability, the participant forfeits all unvested restricted shares previously granted. Because our board of directors and the holders of our Class B common stock approved a new long-term incentive plan described below, no further awards will be made under the Pre-2004 LTIP and the last performance period under the Pre-2004 LTIP was 2003-2005.

In 2004, our compensation committee recommended the adoption of the Post-2004 LTIP and, in accordance with the Code and NASDAQ rules, the holders of our Class B common stock approved the Post-2004 LTIP at our 2004 annual meeting. The Post-2004 LTIP became effective March 2, 2004. Our compensation committee administers the Post-2004 LTIP. Our compensation committee is authorized to grant restricted performance shares to participants. Restricted performance shares represent a right to receive shares of Class A common stock based on the achievement, or the level of achievement, during a specified performance period of one or more performance goals established by our compensation committee at the time of the award. At the time restricted performance shares are granted, our compensation committee specifies in writing:

•	the performance goals applicable to the award, the weighting of such goals and the performance period during which the achievement, or the level of achievement, of the performance goals are to be measured;

•	the number of shares of Class A common stock that may be earned by the participant based on the achievement, or the level of achievement, of the performance goals or the formula by which such amount will be determined; and

•	any other terms and conditions our compensation committee determines to be appropriate.

Following completion of the applicable performance period, our compensation committee will determine whether the applicable performance goals were achieved, or the level of such achievement, and the number of shares, if any, earned by the participant based upon such performance. We will then issue to the participant the number of restricted shares of Class A common stock earned pursuant to the award for the relevant performance period. If a participant ceases to be an employee prior to the end of a performance period by reason of death, disability or normal or early retirement (as defined in our qualified pension plan for employees), the participant may receive all or such portion of his or her award as may be determined by our compensation committee in its discretion; however, a participant will not receive less than the total number of restricted shares of Class A common stock earned pursuant to such participant’s award based upon performance during a performance period that is deemed to end on the last day of the year in which employment terminates. If a participant ceases to be an employee of us or our subsidiaries and affiliates prior to the end of a performance period for any reason other than death, disability or normal or early retirement, the participant may receive all or such portion of his or her award as may be determined by our compensation committee in its discretion. A participant who is terminated for cause is not entitled to receive payment of any award for any performance period. The maximum number of shares of Class A common stock that may be earned under the Post-2004 LTIP by any single participant during any one calendar year is 250,000 shares.

The table below sets forth, with respect to the amounts shown in the “Stock Awards” column of the Summary Compensation Table above, the dollar amount of the change in our recorded estimates for open performance periods under the Post-2004 LTIP, as well as the change in market value for unvested shares under the Pre-2004 LTIP.

Supplemental Stock Awards Table

		Post-2004 LTIP				Pre-2004 LTIP
		2007-2009	2006-2008	2005-2007	2004-2006	Change in
		Performance	Performance	Performance	Performance	Market
Name	Year	Period(1)($)	Period(1)($)	Period(1)($)	Period(2)($)	Value(3)($)	Total ($)

Jeffrey A. Ludrof*	2007	180,577	518,301	812,921	(48,297)	(67,897)	1,395,605
	2006	n/a	36,144	588,773	1,055,822	95,882	1,776,621
John J. Brinling, Jr.**	2007	249,314	387,407	451,883	(12,702)	(26,954)	1,048,948
	2006	n/a	8,756	146,806	278,374	45,826	479,762
Philip A. Garcia	2007	114,521	180,707	283,387	(16,192)	(22,393)	540,030
	2006	n/a	12,600	205,255	354,681	35,606	608,142
Thomas B. Morgan	2007	122,962	195,616	258,705	(13,511)	(12,583)	551,189
	2006	n/a	13,640	187,370	295,877	17,930	514,817
Douglas F. Ziegler	2007	83,923	147,430	214,740	(13,325)	(14,963)	417,805
	2006	n/a	10,281	155,523	292,098	23,102	481,004
Michael J. Krahe	2007	74,012	114,802	176,664	(9,576)	(11,193)	344,709
	2006	n/a	8,005	127,999	210,355	16,921	363,280

*	The amounts shown for Mr. Ludrof are pro-rated for the time he served as our president and CEO. The vesting schedule remains the same.

**	The amounts shown reflect the awards earned as executive vice president of EFL, and as president and CEO of the Company. While serving as president and CEO during 2007, Mr. Brinling was precluded from officially participating in the LTIP for the 2007-2009 performance period because he was not enrolled during the first 90 days of the performance period. However, in accordance with his compensation arrangement, he will receive a payment outside of the plan using the same measurements and criteria that would have been used for Mr. Ludrof had he not resigned. Accordingly, we have included these payments in the above table. Amounts shown in the table above related to Mr. Brinling’s prior position as executive vice president of EFL were $125,570, $202,655 and $(12,702) for the 2006-2008, 2005-2007, and 2004-2006 performance periods, respectively. The values shown in the change in market value column also relate to his prior position and include the change in market value for 3,065 unvested shares and 3,666 shares deferred under the Pre-2004 LTIP. The changes in market value related to the deferred shares include a decrease of $8,288 in 2007 and an increase of $15,415 in 2006. For 2007, the change was computed using the average of the high and low share price on the May 24, 2007 distribution date.

(1) Under the Post-2004 LTIP, the accrual for an open performance period is calculated by first multiplying the number of target shares awarded to the executive by an LTIP performance factor to determine the estimated number of shares that will be earned for the three-year performance period. The LTIP performance factor is determined by the difference between our results under our estimated performance measures and the results of our peer group over the three-year performance period. The estimated performance measures are based on company projections of its own future results for 2008 and 2009, as well as projections of financial performance for seven of our property/casualty insurance peers. The minimum and maximum LTIP performance factors are 0 and 2.5 respectively. The estimated number of shares that will be earned for the performance period is then multiplied by the share price at the end of the current year. This total award is then pro-rated for the completed portion of the performance period.

(2) The 2004-2006 performance period ended December 31, 2006, and amounts were paid in May 2007. The 2007 reported amounts represent the true-up of amounts previously reported.

(3) A change in market value is recorded for the unvested shares under closed performance periods of the Pre-2004 LTIP; the Pre-2004 LTIP has a three-year performance period followed by a three-year vesting period. The closing share prices at December 31, 2007, 2006 and 2005 were $51.89, $57.98 and $53.20, respectively.

Non-Equity Incentive Plan Compensation: Annual Incentive Plan (AIP)

The AIP is a performance-based incentive plan that pays annual cash bonuses to our executive officers, senior vice presidents and regional vice presidents. The cost of the plan is charged to operations as the compensation is earned over the performance period of one year. Amounts reported in the Summary Compensation Table for the AIP represent the estimated amounts payable for the 2007 performance period. On February 22, 2007, our board of directors accepted and ratified the certification of the performance goals for the 2006 AIP awards and established the performance goals for the AIP for 2007 and for the Post-2004 LTIP for the 2007-2009 performance period.

Under our deferred compensation plan, executives can elect to defer 100% of their AIP amounts earned. Deferral elections must be made before the beginning of the calendar year for which each bonus is earned. Deferred amounts, if any, are also reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

Mr. Brinling did not officially participate in the 2007 AIP because his service began too late in the year to qualify. However, he will receive a payment outside the plan using the same measurements and criteria that would have been used for our former president and CEO. The amount disclosed for Mr. Brinling in the Summary Compensation Table is pro-rated from August 8, 2007 to December 31, 2007.

Pension Plan

Change in Pension Value and Non-Qualified Deferred Compensation Earnings

The Summary Compensation Table above includes the net change in the present value of accrued benefits from December 31, 2006 to December 31, 2007 under our retirement plan, a tax-qualified defined benefit pension plan, and our SERP, a non-qualified defined benefit arrangement.

We calculated the present values using assumptions consistent with those disclosures under FAS 87, “Employers’ Accounting for Pensions,” including for December 31, 2005, 2006 and 2007 discount rates of 5.75%, 6.25% and 6.62%, respectively, (5% post-retirement discount rate for our SERP).

There are no above-market or preferential non-qualified deferred compensation earnings to disclose in this column. See the discussion related to the Nonqualified Deferred Compensation Table for a description of the investment funds and earnings.

The Pension Benefits Table below includes the present value of accrued benefits under our defined benefit pension plan and our SERP as of December 31, 2007. Each NEO is 100% vested in our retirement plan.

Pension Benefits Table

		Number
		of Years	Present Value of
		Credited	Accumulated	Payments During
Name	Plan Name	Service	Benefit ($)	Last Fiscal Year ($)

Jeffrey A. Ludrof(1)	Retirement	27	238,257	0
	SERP	27	2,992,557	0
John J. Brinling, Jr.(2)	Retirement	30	791,286	56,670
	SERP	30	0	2,495,158
Philip A. Garcia	Retirement	27	321,679	0
	SERP	27	702,552	0
Thomas B. Morgan	Retirement	11	82,501	0
	SERP	11	168,700	0
Douglas F. Ziegler	Retirement	20	356,968	0
	SERP	20	549,882	0
Michael J. Krahe	Retirement	21	301,147	0
	SERP	21	392,116	0

(1)	The Present Value of Accumulated Benefit for Mr. Ludrof’s SERP shown in the table above is the value to be paid to him on April 1, 2008, in accordance with his Post-Employment Agreement, discounted to December 31, 2007.

(2)	Mr. Brinling has been employed by the Company for more than 38 years; however, under the retirement plan he is limited to a maximum of 30 years of credited service. The value shown for Mr. Brinling’s retirement plan is the present value as of December 31, 2007 of the pension benefits he is currently receiving. In accordance with the terms of his employment as president and CEO, no additional retirement benefits will be accrued. An annuity was purchased for Mr. Brinling’s SERP benefit following his retirement on January 31, 2007. In accordance with the terms of his compensation arrangement for serving as president and CEO, no additional SERP benefits will be accrued. In lieu of future participation in the pension plans, Mr. Brinling will receive a lump sum payment equal to 16% of the base salary paid to him from August 8, 2007 to December 31, 2007, plus hypothetical interest based on the same rate offered by the Fidelity Investments money market fund in our 401(k) plan. This amount is disclosed in the “All Other Compensation” column of the Summary Compensation Table.

Mr. Brinling’s monthly payments from the retirement plan totaled $56,670. His SERP payments totaling $2,495,158 were comprised of $1,550,952 for the purchase of the annuity, $916,793 for the related tax gross-up, which is also included in the “All Other Compensation” column of the Summary Compensation Table, and $27,413 in monthly SERP payments prior to purchase of the annuity.

Because the value of Mr. Brinling’s pension decreased by $676,242 in 2007, no change in pension value is shown for that year in the Summary Compensation Table. The negative value resulted from an increase in value in his retirement plan of $206,182 offset by a decrease in SERP value of $882,427 which represents the total of the payments made to him in 2007. The increase in value for Mr. Brinling’s retirement plan is primarily attributable to the 2007 present value calculation using his current age because he is in a pay status, whereas the 2006 present value was calculated assuming payment at the normal retirement age of 65.

The present value information presented in the Pension Benefits Table utilizes assumptions consistent with those used for fiscal year 2007 disclosure under FAS 87, including a 6.62% discount rate as of December 31, 2007 (5% post-retirement discount rate for our SERP) and assumes retirement at age 65 for our retirement plan and our SERP and no pre-retirement decrements.

Normal retirement age under both our retirement plan and our SERP is age 65 because that is the earliest time that an executive could retire and commence benefit payments under the plans without any benefit reduction due to age, unless the executive is covered by an employment agreement that provides for unreduced benefits.

Under our retirement plan, the executive’s final average earnings are the average of the executive’s highest 36 consecutive months of compensation during his final 120 months of employment. Under our SERP, the executive’s final average earnings are the average of the executive’s highest 24 consecutive months of compensation during the executive’s final 120 months of employment. For this purpose, compensation includes base salary and a lump sum paid in lieu of a merit increase but excludes bonuses, deferred compensation plan payments and severance pay under any severance benefit plan. An executive’s compensation that exceeds annual limits imposed by the Code is excluded in computing benefits derived under our retirement plan but included in computing benefits due under our SERP.

Each executive’s “credited service” is generally defined as the executive’s years of continuous employment with us as a covered employee, up to a maximum of 30 years. For purposes of determining the number of years of credited service that will be used to calculate the amount of the executive’s benefit, the executive, as well as all other employees, earns a full year of credited service for a partial year of employment as a covered employee. The Pension Benefits Table reflects the recognition of a full year of credited service for a partial year of employment as of December 31, 2007.

Executive service in our SERP means employment with the Company as both a covered employee and a senior vice president or higher-ranking executive.

Our retirement plan’s benefit formula at normal retirement age is 1.0% of the executive’s final average earnings up to the social security-covered compensation level (an amount published each year by the Social Security Administration) plus 1.5% of the final average earnings in excess of the social security covered compensation level with the resulting sum multiplied by the executive’s years of credited service, up to a maximum of 30 years. Our retirement plan’s benefit is accrued in the form of a single life annuity with optional actuarially-equivalent forms of payment available.

The SERP’s benefit formula at normal retirement age is equal to 60% of SERP final average earnings, reduced proportionately for less than 30 years of credited service. This benefit is accrued in the form of a 10-year certain and life annuity. The executive’s benefit that is payable under our retirement plan is subtracted from our SERP benefit. For purposes of this offset, such monthly benefits which are payable in a form other than a 10-year certain and life thereafter annuity are converted to a monthly benefit which is the actuarial equivalent of a 10-year certain and life thereafter annuity. Optional actuarially-equivalent forms of payment are available under our SERP. The SERP has been amended to provide that, effective January 1, 2009, a lump sum is the only available form of payment.

Each executive may become eligible for a SERP benefit only in the event that:

•	the executive is vested under our retirement plan;

•	the executive is entitled to receive a benefit under our retirement plan;

•	prior to the executive’s termination of employment, the executive has become vested in our SERP benefit according to the following schedule:

Years of Executive Service	Vested Percentage

Less than 1	0%
1 but less than 2	20
2 but less than 3	40
3 but less than 4	60
4 but less than 5	80
5 or more	100

•	the executive’s termination of employment with us is either:

•	also a termination from executive service; or

•	occurs within 12 months after the executive transfers from, or otherwise leaves, executive service.

Executives in our retirement plan and our SERP are eligible for early retirement after attaining age 55 and completing at least 15 full years of service as a covered employee. The executive’s early retirement benefit under these plans is reduced by 0.25% for each complete calendar month up to 60 months and 0.375% for each complete calendar month in excess of 60 months by which the executive’s early retirement benefit commencement date precedes such executive’s normal retirement date. Mr. Ziegler has satisfied the plans’ eligibility requirements for early retirement.

The NEO’s listed in the Pension Benefits Table have entered into employment agreements with us. See “Agreements with Executive Officers” below. In certain termination situations, the terms of those employment agreements, as amended in 2007, provide for the payment of SERP benefits that are not reduced for early retirement. The effect of those provisions for each NEO is disclosed in the “Agreements with Executives Including Termination and Change in Control” section of Compensation Discussion and Analysis.

See also “Postretirement Benefit Plans,” in the notes to consolidated financial statements included in our 2007 annual report that describes plan assumptions in more detail.

All Other Compensation

Supplemental Table for All Other Compensation

			Dividends,
			Deferred			Supple-
			Dividends	Life		mental	Tax	Member-
		Special	& Related	Insurance	401(k)	401(k)	Gross-	ship
		Payments	Earnings	Premiums	Match	Match	Ups	Dues	Other
Name	Year	(1)($)	(2)($)	(3)($)	(4)($)	(5)($)	(6)($)	(7)($)	(8)($)	Total ($)

Jeffrey A. Ludrof	2007	4,543,900	18,284	16,251	9,000	23,215	14,713	1,337	6,271	4,632,971
	2006	0	26,930	24,238	8,800	21,365	21,999	6,396	2,525	112,253
John J. Brinling, Jr.	2007	0	9,214	28,098	9,000	0	938,477	2,407	49,624	1,036,820
	2006	0	17,513	27,788	8,800	3,441	19,281	980	2,777	80,580
Philip A. Garcia	2007	0	7,392	9,737	9,000	0	10,671	7,150	690	44,640
	2006	0	12,193	9,737	8,800	6,223	11,497	10,780	1,050	60,280
Thomas B. Morgan	2007	0	3,980	5,500	9,000	6,081	10,370	7,219	300	42,450
	2006	0	5,711	5,500	8,800	5,338	6,464	1,705	2,130	35,648
Douglas F. Ziegler	2007	0	4,882	0	9,000	4,095	0	1,047	1,938	20,962
	2006	0	7,826	0	8,800	3,588	816	3,900	1,938	26,868
Michael J. Krahe	2007	0	3,622	6,870	9,000	2,855	11,665	8,300	719	43,031
	2006	0	5,690	6,870	8,800	2,295	4,871	590	1,127	30,243

(1)	The special payment for Mr. Ludrof was a single lump sum payment made to him on December 31, 2007, under the terms of his Post-Employment Agreement. See “Compensation Discussion and Analysis — Agreements with Executives Including Termination and Change in Control” for a description of this agreement.

(2)	The “Dividends, Deferred Dividends & Related Earnings” column includes dividends paid on unvested shares, as well as deferred dividends and related earnings under the Pre-2004 LTIP.

(3)	We have insurance bonus agreements that provide life insurance premiums for executive officers.

(4)	We have a tax-qualified 401(k) savings plan for our employees. See also “Postretirement Benefit Plans,” in the notes to consolidated financial statements in our 2007 annual report for additional information.

(5)	Included in the “Supplemental 401(k) Match” column are our contributions that cannot be credited to the tax-qualified 401(k) savings plan because of compensation and contribution limits imposed by the Code. See “Nonqualified Deferred Compensation” for additional discussion.

(6)	We pay taxes on behalf of our executives for certain life insurance premiums, membership dues, the imputed value of personal use of aircraft, spousal travel and other minor perquisites. The amount for

Mr. Brinling includes $916,793 for the tax gross-up on the purchase of his SERP annuity at the time of his retirement in January 2007.

(7)	We provide certain dining and/or country club membership dues to these executives.

(8)	The “Other” column includes executive physicals, the taxable value of group term life insurance, certain spousal travel costs and wellness incentive payments. For Mr. Brinling, this column also includes a lump sum amount of $48,185 that will be paid in lieu of additional benefit accruals in the SERP and Pension Plan. See “pension plan” for additional discussion.

Agreements with Executive Officers

On October 11, 2007, we entered into an arrangement with our president and CEO, John J. Brinling, Jr., regarding his compensation and benefits. Mr. Brinling assumed this position on August 8, 2007, upon the resignation of our former president and CEO, Jeffrey A. Ludrof. The material terms of Mr. Brinling’s compensation arrangement were substantially the same as the Company had with Mr. Ludrof, including an annual salary of $815,626 and bonus payments calculated using the criteria of the Company’s Annual and Long-term Incentive Plans on a pro-rated basis for the portion of the year that Mr. Brinling serves as president and CEO. In addition, and in lieu of Mr. Brinling’s participation in the Company’s pension plans, we will credit an amount equal to a certain percentage of his salary to a hypothetical account to be paid to him after conclusion of his service as president and CEO. For more information about the material terms of Mr. Brinling’s compensation arrangement see “Compensation Discussion and Analysis — Agreements with Executives Including Termination and Change in Control.”

On December 27, 2007, the Company entered into a Post-Employment Agreement with Mr. Ludrof which provided for the resolution of all matters relating to Mr. Ludrof’s employment including all obligations of the Company to Mr. Ludrof under his employment agreement. See “Compensation Discussion and Analysis — Agreements with Executives Including Termination and Change in Control” for additional information about Mr. Ludrof’s Post-Employment Agreement.

The Company has substantially identical Officer Employment Agreements with three of its senior officers (Philip A. Garcia, Executive Vice President and Chief Financial Officer; Michael J. Krahe, Executive Vice President of Human Development and Leadership; and Douglas F. Ziegler, Senior Vice President, Treasurer and Chief Investment Officer). Each of these agreements was amended in December of 2005, as more fully described in our proxy statement dated March 16, 2007, and further amended in December of 2007, as more fully described in a current Report on Form 8-K filed by us on January 3, 2008. Each of the Officer Employment Agreements provides that its term will expire on December 11, 2008, unless earlier terminated in accordance with its terms.

In connection with its review of the Officer Employment Agreements for purposes of determining what changes were needed to comply with recently adopted changes to the federal tax laws regarding deferred compensation, and in the context of structuring the former president and CEO’s post-employment arrangement, our board of directors decided that it will not renew or extend the term of the Officer Employment Agreements for these three senior officers nor replace them with new agreements. Accordingly, the Company and each of the three senior officers named above have entered into an Amendment and Payment Designation Agreement dated December 31, 2007, which (a) confirms that each of the Officer Employment Agreements will expire on December 11, 2008, unless sooner terminated, (b) confirms the continuation of certain provisions that provide post-expiration protection to each senior officer, and (c) sets a specific date and method of payment of SERP benefits, as required by the new tax rules on deferred compensation. Each of these provisions is discussed below.

In 2008 the Officer Employment Agreements, as amended by the Amendment and Payment Designation Agreements, have the following principal terms:

•	The term of each agreement expires on December 11, 2008, unless the agreement is previously terminated in accordance with its terms, with or without cause (as defined in the agreement), or due to the disability or death of the officer.

•	A minimum annual base salary at least equal to the executive’s annual base salary at the time the employment agreement was executed, subject to periodic review to reflect the executive’s performance and responsibilities, competitive compensation levels and the impact of inflation.

•	The eligibility of the executive under our incentive compensation programs and employee benefit plans.

•	The establishment of the terms and conditions upon which we may terminate the executive’s employment and the compensation of the executive in such circumstances. The employment agreements provide generally, among other things, that if we terminate the employment of an executive without cause or the executive terminates his or her employment for good reason, the executive shall be entitled to receive:

•	an amount equal to 2.75 times (for executive vice presidents) or 2.5 times (for senior vice presidents) the sum of the executive’s highest annual base salary during the preceding three years, plus an amount equal to the sum of the higher of the executive’s target amount or actual bonus paid under our AIP for the three calendar years preceding the date of the termination of employment, divided by three;

•	any award or other compensation to which the executive is entitled under the Pre-2004 LTIP or the Post-2004 LTIP, as if the executive had terminated or ceased to be an employee by reason of retirement, death or disability;

•	continuing participation in any employee benefit plans for a period of three years following a termination to the extent the executive and his dependents were eligible to participate in such programs immediately prior to the executive’s termination; and

•	certain enhancements to the executive’s SERP benefits, described below.

•	A gross-up payment equal to the then current rate of tax under Section 4999 of the Code multiplied by the total of the amounts paid or payable, including the gross-up payment, which are deemed to be a part of an “excess parachute payment” as that term is defined in Sections 4999 and 280G of the Code;

•	Provisions relating to confidentiality and nondisclosure following an executive’s termination; and

•	An agreement by the executive not to compete with us for a period of one year following his or her termination, unless we effected such termination without cause.

•	If an executive is terminated without cause by the Company or for good reason by the executive within thirty-six months following the expiration of the employment agreement, the Company will pay a lump sum severance payment of two times the executive’s covered compensation at the time of such termination and the executive’s eligible dependents will be entitled to continued coverage under the Company’s group health plans for a period of two years after the executive terminates employment with the Company.

In addition, each agreement provides that if the executive’s employment terminates, other than as a result of a termination by the Company for cause, or if the agreement expires, the executive is entitled to the following with respect to our SERP:

•	immediate vesting of all accrued SERP benefits;

•	the right to an unreduced SERP benefit notwithstanding termination of employment before age 65, which shall be paid in a lump sum upon expiration of the employment agreement or 6 months after the executive’s earlier termination of employment; and

•	a gross-up for income taxes on the lump sum SERP payment.

Additional Executive Compensation Policies

Nonqualified Deferred Compensation

We maintain a deferred compensation plan in which executives are eligible to participate. This plan is an unfunded, non-qualified, deferred compensation arrangement created for a select group of our management and highly compensated employees. Four of our NEO’s participated in this plan during 2007.

The deferred compensation plan is an arrangement whereby the participants can elect to defer receipt of a portion of their compensation until a later date. Executives may elect to defer up to 100% of their annual salary and up to 100% of any cash award under our AIP. Those participating in the plan select hypothetical investment funds for their deferrals and are credited with the hypothetical returns generated.

Executives identify:

•	the percentage of annual salary and bonus to be deferred;

•	the investment designation;

•	the method by which the amounts credited to the executive’s deferred compensation account are to be paid;

•	the date on which payment of the amounts credited to the executive’s deferred compensation account is to occur (in the event of a lump sum distribution) or commence (in the event of a form of distribution other than a lump sum); and

•	the beneficiary designated to receive payment of the amounts credited to the deferred compensation account in the event the executive dies before distribution of the amounts credited to the deferred compensation accounts is completed.

The following table summarizes NEO contributions, our contributions, credited earnings, withdrawals and the aggregate balance as of December 31, 2007.

Nonqualified Deferred Compensation Table for 2007

					Aggregate
	Executive	Company	Aggregate	Aggregate	Balance at
	Contributions	Contributions	Earnings	Withdrawals/	December 31,
Name	in 2007(1)($)	in 2007(2)($)	in 2007 ($)	Distributions ($)	2007 ($)

Jeffrey A. Ludrof(3)	105,305	23,215	78,549	0	1,015,967
John J. Brinling, Jr.	0	0	65,378	0	644,982
Philip A. Garcia	0	0	30,428	0	553,583
Thomas B. Morgan	38,036	6,081	21,552	0	193,714
Douglas F. Ziegler	7,417	4,095	52,294	0	402,895
Michael J. Krahe	14,139	2,855	10,540	0	134,028

(1)	Executive contributions include amounts deferred as supplemental employee contributions that could not be deferred under our tax-qualified 401(k) plan, as well as bonus amounts from the AIP that were deferred. These amounts are disclosed in the Summary Compensation Table in the “Salary” and “Non-Equity Incentive Plan Compensation” columns, respectively.

(2)	Our contributions are comprised of the Company match on supplemental 401(k) employee contributions. These amounts are (2) disclosed in the Summary Compensation Table in the “All Other Compensation” column.

(3)	Mr. Ludrof received a deferred compensation payment of $578,558 on January 15, 2008 for amounts deferred as of December 31, 2004 and the related earnings thereon. The amounts deferred on or after January 1, 2005, plus related (3) earnings, will be paid to him in April 2008.

With the exception of the T. Rowe Price Science and Technology Fund, the plan’s hypothetical investment funds mirror investment options that are offered to the executives in our tax-qualified 401(k) plan. As in our 401(k) plan, executives participating in our deferred compensation plan may exchange investment funds daily. The return credited to their deferred compensation plan accounts is determined by the investment results of the hypothetical investment funds selected.

Grants of Plan-Based Awards Table for 2007

									Grant
			Estimated Future Payouts			Estimated Future Payouts			Date Fair
			Under Non-Equity Incentive			Under Equity Incentive			Value
			Plan Awards(1)			Plan Awards(2)			of Stock
			Thresh-		Maxi-	Thresh-		Maxi-	and
	Performance	Grant	hold	Target	mum	hold	Target	mum	Option
Name	Period	Date	($)	($)	($)	(#)	(#)	(#)	Awards(3)($)

Jeffrey A. Ludrof	2007	2/22/07	0	0	0	n/a	n/a	n/a	n/a
	2007-2009	2/22/07	n/a	n/a	n/a	0	2,774	6,934	155,996
John J. Brinling, Jr.	2007	2/22/07	0	244,688	489,376	n/a	n/a	n/a	n/a
	2007-2009	2/22/07	n/a	n/a	n/a	0	14,265	35,663	802,264
Philip A. Garcia	2007	2/22/07	0	221,317	442,634	n/a	n/a	n/a	n/a
	2007-2009	2/22/07	n/a	n/a	n/a	0	5,278	13,195	296,835
Thomas B. Morgan	2007	2/22/07	0	247,765	495,530	n/a	n/a	n/a	n/a
	2007-2009	2/22/07	n/a	n/a	n/a	0	5,667	14,168	318,712
Douglas F. Ziegler	2007	2/22/07	0	163,363	326,726	n/a	n/a	n/a	n/a
	2007-2009	2/22/07	n/a	n/a	n/a	0	4,000	10,000	224,960
Michael J. Krahe	2007	2/22/07	0	165,000	330,000	n/a	n/a	n/a	n/a
	2007-2009	2/22/07	n/a	n/a	n/a	0	3,411	8,528	191,835

(1)	Amounts awarded under the AIP are disclosed in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” columns. The maximum payout is 200% of the target award. See also the AIP discussion following the Summary Compensation Table and “Incentive Plans and Deferred Compensation,” in the notes to consolidated financial statements included in our 2007 annual report.

Mr. Ludrof has no value reported in these columns since his potential award amount was forfeited upon his voluntary resignation on August 8, 2007.

Mr. Brinling is not an official participant in the plan; however, he will receive a cash payment outside the plan equal to the amount he would have earned if he were a participant, pro-rated for his months of service. The amount disclosed above was pro-rated. See “Non-Equity Incentive Plan Compensation: Annual Incentive Plan (AIP).” For Mr. Ziegler, the amount disclosed in the Summary Compensation Table is the current expected payout, which is less than target shown above, because of his Asset Class Return criteria.

(2)	Under the Post-2004 LTIP, our compensation committee grants performance-restricted shares to participants. These shares are disclosed in the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns. The maximum payout is 250% of the target award.

Mr. Brinling is not an official participant in the plan, however, he will receive cash payments outside the plan equal to the amount he would have earned in stock if he were a participant. See “Stock Awards: Long-Term Incentive Plans (LTIP).”

For the president and CEO position, the LTIP target was set at 14,265 shares for the 2007-2009 performance period. In the table above, Mr. Ludrof’s shares were pro-rated based on 7 months of service in the 3 year performance period. Mr. Brinling’s have not yet been pro-rated since he is still serving as president and CEO.

(3)	The grant date fair value of the award was calculated by multiplying the target equity incentive plan award by the closing share price of $56.24 on February 22, 2007, the date our compensation committee formally approved the Post-2004 LTIP performance goals for the 2007-2009 performance period.

An executive’s target award is established by our compensation committee. The target number of performance shares for each executive is based on a competitive total direct compensation target opportunity and an agreed-upon target pay mix. The target number of LTIP shares for a performance period is determined by dividing the dollar target by the average share price for the month of December that precedes the beginning of the performance period. When our compensation committee approves target awards, it also approves the performance measures, performance goals and the calibration of shares earned at different performance levels above and below the performance goals.

Under the Post-2004 LTIP, the actual number and value of the restricted shares of Class A common stock paid to an executive at the end of a performance period may be more or less than the executive’s target. However, the number of restricted shares of Class A common stock issued to an executive may not exceed 250,000 shares at the end of a performance period. See also “Incentive Plans and Deferred Compensation,” in the notes to consolidated financial statements contained in our 2007 annual report.

Outstanding Equity Awards at December 31, 2007

	Stock Awards
				Equity Incentive
			Equity Incentive	Plan Awards:
			Plan Awards:	Market or
	Number of	Market Value	Number of	Payout Value of
	Shares or	of Shares or	Unearned Shares,	Unearned Shares,
	Units of Stock	Units of Stock	Units or Other	Units or Other
	That Have	That Have	Rights That Have	Rights That Have
	Not Vested	Not Vested	Not Vested	Not Vested
Name	(#)	($)	(#)	($)

Jeffrey A. Ludrof
2007-2009	n/a	n/a	2,774	143,943
2006-2008	n/a	n/a	9,591	497,677
2005-2007	n/a	n/a	34,575	1,794,097
2003-2005	3,593	186,441	n/a	n/a
John J. Brinling, Jr.
2007-2009	n/a	n/a	11,491	596,268
2006-2008	n/a	n/a	10,278	533,325
2005-2007	n/a	n/a	13,423	696,519
2003-2005	975	50,593	n/a	n/a
Philip A. Garcia
2007-2009	n/a	n/a	5,278	273,875
2006-2008	n/a	n/a	5,015	260,228
2005-2007	n/a	n/a	12,053	625,430
2003-2005	1,185	61,490	n/a	n/a
Thomas B. Morgan
2007-2009	n/a	n/a	5,667	294,061
2006-2008	n/a	n/a	5,429	281,711
2005-2007	n/a	n/a	11,003	570,946
2003-2005	823	42,705	n/a	n/a
Douglas F. Ziegler
2007-2009	n/a	n/a	4,000	207,560
2006-2008	n/a	n/a	4,092	212,334
2005-2007	n/a	n/a	9,133	473,911
2003-2005	786	40,786	n/a	n/a
Michael J. Krahe
2007-2009	n/a	n/a	3,411	176,997
2006-2008	n/a	n/a	3,186	165,322
2005-2007	n/a	n/a	7,515	389,953
2003-2005	625	32,431	n/a	n/a

All shares in the above table were valued using the closing share price of $51.89 at December 31, 2007.

The amounts disclosed in the above table for Mr. Ludrof for the 2006-2008 and 2007-2009 performance periods have been pro-rated based on his service. The amounts for Mr. Brinling include both his service as president and CEO and as executive vice president of EFL. Mr. Brinling currently is not an official participant in the LTIP; however, he will receive cash payments outside the plan equal to the value of stock he would have received had he been a participant. See “Stock Awards: Long-Term Incentive Plans (LTIP).”

Under the Pre-2004 LTIP, the three-year performance period is followed by a three-year vesting period. The shares related to the 2003-2005 performance period will vest on December 31, 2008. Mr. Ludrof’s shares include 428 excess shares granted outside the Pre-2004 LTIP.

Under the Post-2004 LTIP, any shares earned vest as of December 31 in the last year of the performance period. The awards disclosed for the performance period 2005-2007 presented in the table above reflect the maximum number of shares available under the plan, which is 250% of the target award. The favorable result of this performance period was due in part to significant weather events that did not impact us due to the regional nature of our business, but did adversely affect our peer group’s combined ratio. Therefore, the actual number of shares expected to be awarded for this performance period is estimated to be close to the maximum amount. However, we valued the 2006-2008 and 2007-2009 performance periods at the target level in the table above because our performance for these periods is likely to approximate the property and casualty industry as a whole. Thus, as of December 31, 2007, target amounts would best reflect the possible awards earned for each NEO for the three-year period included in those performance periods.

The 2005-2007 performance period is closed and participants have vested in those shares. However, distribution of the shares will not occur until the spring of 2008 since computations require peer group data for the year ended December 31, 2007, which is not yet available. Accordingly, the amounts are reported in this table rather than the Option Exercises and Stock Vested in Fiscal Year 2007 table below.

Option Exercises and Stock Vested in Fiscal Year 2007

	Stock Awards
	Number of
	Shares Acquired	Value Realized
	Upon Vesting	Upon Vesting
Name	(#)	($)

Jeffrey A. Ludrof	47,018	2,564,768
John J. Brinling, Jr.	16,161	884,847
Philip A. Garcia	15,749	859,339
Thomas B. Morgan	12,302	675,814
Douglas F. Ziegler	12,589	688,994
Michael J. Krahe	9,076	496,675

The number of shares acquired upon vesting relates to the Pre-2004 LTIP performance periods of 2002-2004 and 2003-2005, as well as the Post-2004 LTIP performance period of 2004-2006. The Pre-2004 LTIP shares were valued using a $49.11 share price, which was the average of the high and low stock price on January 23, 2008, the date of delivery of the shares. The Post-2004 LTIP shares were valued using a $55.59 share price, which was the average of the high and low stock price on May 24, 2007, the date of delivery of the shares.

Mr. Ludrof’s vested shares include 1,217 excess shares, valued at $59,767 on January 23, 2008, in addition to the shares that vested under the Pre-2004 LTIP. In addition to the shares that vested under the Post-2004 LTIP, Mr. Brinling’s vested shares include 3,666 shares paid to him on May 24, 2007 which were valued at $203,169; these shares were previously deferred under the Pre-2004 LTIP performance periods of 1997-1999 and 1998-2000.

We do not offer option awards to our executives.

Director Compensation

The following table sets forth the compensation earned by our directors for services rendered in that capacity during 2007. Prior to his resignation, Mr. Ludrof did not receive compensation for serving on our board of directors as that is considered as part of the duties of the chief executive officer.

Director Compensation Table for 2007

			Change in
			Pension Value
			and
	Fees		Non-Qualified
	Earned		Deferred	All Other
	or Paid	Stock	Compensation	Compen-
	in Cash	Awards	Earnings	sation	Total
Name	($)(1)	($)(2)	($)(3)	($)(4)	($)

Kaj Ahlmann	112,583	31,468	0	0	144,051
John T. Baily	102,083	31,468	0	0	133,551
J. Ralph Borneman, Jr.	77,883	29,604	1,485	0	108,972
Patricia A. Garrison-Corbin	63,083	29,604	0	0	92,687
John R. Graham(5)	35,833	18,708	0	0	54,541
Jonathan Hirt Hagen	82,083	35,351	0	0	117,434
Susan Hirt Hagen	60,083	29,604	0	22,697	112,384
Thomas B. Hagen(5)	41,750	20,095	0	22,717	84,562
C. Scott Hartz	79,583	31,468	0	0	111,051
F. William Hirt(5)	26,083	47,247	0	115,054	188,384
Claude C. Lilly, III	90,333	29,604	0	0	119,937
Jeffrey A. Ludrof	n/a	n/a	n/a	n/a	n/a
Lucian L. Morrison	83,083	37,492	0	0	120,575
Thomas W. Palmer	77,583	37,492	0	0	115,075
Elizabeth A. Vorsheck(5)	43,500	20,095	0	0	63,595
Robert C. Wilburn	79,583	29,604	0	0	109,187

(1)	For further information on directors’ compensation, see “2007 Director Compensation” below.

(2)	Amounts reported in this column represent the change in accrual during 2007 in the directors’ vested deferred stock account under the outside directors deferred compensation plan. This amount reflects changes in share price from 2006 to 2007 for vested share credits, the vesting of share credits during the year and dividend equivalent credits added to the account when dividends are paid on shares of our Class A common stock. See “2007 Director Compensation” below for a more detailed explanation of the deferred stock account.

(3)	This amount represents the increase in present value from December 31, 2006 to December 31, 2007 for Mr. Borneman, the only director who is a participant in a frozen pension plan for outside directors. The present values were calculated using an annual benefit of $15,000 and discount rates of 6.25% and 6.62% at December 31, 2006 and 2007, respectively. No pre-retirement decrements are assumed prior to the beginning of the receipt of benefits at age 75 (payable for 21 quarters). All other assumptions are the same as used for the FAS 87 valuations.

(4)	Mrs. Hagen, Mr. Hagen and Mr. Hirt received $22,697, $22,717 and $115,054, respectively, as indemnification for early repayments on split-dollar life insurance policies. See “Related Person Transactions” for further details.

(5)	Mrs. Vorsheck and Mr. Hagen joined our board of directors in April 2007. Mr. Graham did not stand for re-election as a director. Mr. Hirt was a director and chairman of our board until his death on July 13, 2007. As a result, fees earned by these directors represent only partial year values. Mr. Hagen was named non-executive chairman of our board on August 1, 2007, succeeding Mr. Hirt. Also, in August 2007, Mr. Ludrof resigned from our board upon termination of employment.

2007 Director Compensation

The annual retainer in 2007 for our directors for services to us, EFL, the Exchange and their subsidiaries and affiliates is $30,000, plus $1,500 for each board of directors or committee meeting attended. Committee chairpersons each receive an additional $5,000, except for our audit committee chairperson who receives $8,500 and our presiding director who receives $20,000. In lieu of committee meeting fees and committee chair fees, the chairman of our board receives an additional annual fee of $30,000. Directors are paid retainers quarterly, and all directors are reimbursed for their expenses incurred for attending meetings. Our board of directors has since eliminated the presiding director designation.

The discussions herein reflect directors’ compensation earned in 2007 for services rendered. Officers of the Company who serve as directors are not compensated for attendance at meetings of our board of directors and its committees. See also “Related Person Transactions.” A director may elect prior to the end of a calendar year to defer receipt of up to 100% of the director’s compensation for the following year, including retainers, meeting fees and chairperson and presiding director fees. A deferred compensation account is maintained for each outside director who elects to defer director compensation. A director who defers compensation may select hypothetical investment options for amounts in the director’s deferred compensation account and such account is credited with hypothetical interest, based on the investment results of the hypothetical investment options selected. The hypothetical investment funds mirror investment options that are offered to participants in our tax-qualified 401(k) plan. As in our 401(k) plan, participants in the outside directors deferred compensation plan may exchange investment funds daily. The return credited to a participant’s deferred compensation plan account is determined by the investment results of the hypothetical investment funds selected by the participant.

We also maintain a deferred stock account in the deferred compensation plan for each outside director. The purpose of this plan is to further align the interests of outside directors with shareholders by providing for payment of a portion of annual compensation for directors’ services in shares of our Class A common stock. The account is credited annually with a grant of shares of Class A common stock determined by dividing $40,000 by the closing price of the Class A common stock on the first business day after our annual meeting of shareholders. Each director vests in the grant 25% every three full calendar months over the course of a year, with the final 25% vesting on the day before the date of the next annual meeting if the next annual meeting is held before the final three full calendar months have elapsed. Dividends paid by us are reinvested into each director’s account with additional shares of our Class A common stock and such credited shares vest immediately. We account for the fair value of our grants under the plan in accordance with FAS 148, “Accounting for Stock — Based Compensation.” The annual charge related to this plan to us and our affiliates totaled approximately $511,010 for 2007; our share of this charge for 2007 was approximately $323,891. In future years, we will be responsible for the entire charge since director compensation expense is no longer being allocated to our subsidiaries and affiliates.

The benefit provided under the pension plan for outside directors equals the annual retainer fee at the date of retirement. The outside directors’ plan has been frozen since 1997.

Director Stock Ownership Guidelines

We maintain certain minimum requirements for stock ownership by each of our directors. On April 17, 2007, our board of directors increased this minimum ownership requirement from $35,000 to $40,000 of our stock on a cost basis. Newly elected directors are required to purchase an equivalent of $40,000 of our stock on a cost basis within 24 months of having been elected as a director. Incumbent directors are required to purchase any additional shares necessary to bring their current holdings on a cost basis up to $40,000 within 12 months from March 1, 2007. Any director who, as of March 1, 2007, already possesses $40,000 or more of our stock is deemed to have met the stock ownership requirements.

Compensation Committee Interlocks and Insider Participation

Our compensation committee presently consists of Chair Robert C. Wilburn, Kaj Ahlmann, Jonathan Hirt Hagen and Lucian L. Morrison. During 2007, no member of our compensation committee was an officer or employee of us, the Exchange, EFL or any of their respective subsidiaries or affiliates, nor was any committee member formerly an officer of the Company. All of the directors that serve on our compensation committee are independent directors as defined in the NASDAQ rules and qualified directors as required under the Holding Companies Act. Furthermore, none of our executive officers serves as a member of a compensation committee of another entity, one of whose executive officers serves on our compensation committee, nor do any of our executive officers serve as a director of another entity, one of whose executive officers serves on our compensation committee.

REPORT OF OUR EXECUTIVE COMPENSATION AND DEVELOPMENT COMMITTEE

The following report of our compensation committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any filing by us under the Securities Act of 1933, or the “1933 Act,” or the Exchange Act, except to the extent that we specifically incorporate this report of our compensation committee by reference therein.

As part of its oversight of the compensation of our named executive officers, our executive compensation and development committee:

•	reviewed the comparative compensation analysis prepared by our independent compensation consultants and the peer group compensation information we prepared;

•	met with representatives of our independent compensation consultants; and

•	discussed with our chief executive officer the performance and compensation of our named executive officers other than our chief executive officer.

In addition to the above-described reviews and discussions, the members of our executive compensation and development committee reviewed and discussed the Compensation Discussion and Analysis and, based on such review and discussions, recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement for filing with the SEC and the incorporation by reference of such Compensation Discussion and Analysis in our annual report on Form 10-K for the year ended December 31, 2007 for filing with the SEC.

Erie Indemnity Company Executive Compensation and Development Committee:

Robert C. Wilburn, Chair
Kaj Ahlmann
Jonathan Hirt Hagen
Lucian L. Morrison

March 3, 2008

RELATED PERSON TRANSACTIONS

Recognizing that related person transactions present a heightened risk of conflicts of interest, or create the appearance of conflicts of interest, on February 22, 2007 our board of directors adopted a policy recommended by our nominating committee in connection with all transactions involving us and a related person. This policy requires that, within the first 60 days of each fiscal year, all related person transactions from the prior fiscal year be reviewed by our nominating committee and either be approved or disapproved for the current fiscal year. The policy also requires that any other proposed related person transaction or any change to a previously approved related person transaction, be presented to our nominating committee for approval or disapproval. A copy of the policy as adopted by our board of directors may be viewed on our website at http://www.erieinsurance.com.

J. Ralph Borneman, Jr., one of our directors, is an officer and principal shareholder of an insurance agency that receives insurance commissions in the ordinary course of business from the insurance companies we manage in accordance with their standard commission schedules and agents’ contracts. Payments made to the Borneman insurance agency for commissions written on insurance policies from the Property and Casualty Group and EFL totaled $3,908,731 in 2007.

Pursuant to previously approved compensation arrangements for executive officers, we maintained split-dollar life insurance arrangements for the following of our former chief executive officers: F. William Hirt, the chairman of our board of directors until his death on July 13, 2007, and the father of Elizabeth A. Vorsheck, one of our directors, and Thomas B. Hagen, the current chairman of our board of directors, the husband of Mrs. Hagen, one of our directors, and the father of Jonathan Hirt Hagen, one of our directors. In 2003, we negotiated the termination of these split-dollar arrangements.

For all split-dollar insurance policies for which Thomas B. Hagen and Susan Hirt Hagen are the insureds, the policy owner in each case is an irrevocable trust created by the insured. With respect to the single life split-dollar insurance policies purchased in 1988 with Thomas B. Hagen or Susan Hirt Hagen as the insured, the policy owner entered into an agreement to reimburse us on December 31, 2003 for insurance premiums we previously advanced totaling $258,008. Under the split-dollar agreement, this reimbursement was not due until the death of the insured for each policy. The owner of the policies borrowed against the policies to make this repayment. Beginning in 2004, we agreed to provide annually to the policy owners, as indemnification for the early repayment, an amount equal to the interest on the policy loans, grossed-up for income taxes. The amount of this payment for 2007 was $45,414.

With respect to the single life split-dollar insurance policy purchased in 1988 with Mr. Hirt as the insured, the policy owner entered into an agreement to reimburse us on December 31, 2003 for insurance premiums we previously advanced totaling $256,662. Under the split-dollar agreement, this reimbursement was not due until the death of the insured. The owner of the policy borrowed against the policy to make this repayment. Beginning in 2004, we agreed to provide annually to the insured, as indemnification for the early repayment, an amount equal to the interest on the policy loan, grossed-up for income taxes. This payment totaled $43,371 in 2007. With respect to the second to die split-dollar life insurance policy purchased in 1990 with Mr. Hirt and his wife as the insureds, the policy owner entered into an agreement to reimburse us on December 31, 2003 for insurance premiums we previously advanced totaling $914,304. Under the split-dollar agreement, this reimbursement was not due until the deaths of the respective insureds. The owner of the policy borrowed against the policy to make this repayment. Beginning in 2004, we agreed to provide annually to the insureds, as indemnification for the early repayment, an amount equal to the average value of the economic benefit to the insureds for the next five years. This value was derived from the P.S. 58 rates provided by the Internal Revenue Service to measure the taxable economic benefit received by employees from the pure insurance protection provided by split-dollar plans and qualified retirement plans. This payment totaled $71,683 in 2007.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Pursuant to our bylaws, our audit committee has sole authority to engage our independent registered public accountants. Our audit committee annually considers the selection of our independent registered public accountants. Our audit committee selected Ernst & Young LLP to be our independent registered public accountants for the fiscal years ended December 31, 2007 and 2006 and Ernst & Young LLP served in that capacity for the fiscal years ended December 31, 2007 and 2006.

Representatives from Ernst & Young LLP are expected to attend our annual meeting and will have the opportunity to make a statement if they so desire. Such representatives are expected to be available at our annual meeting to respond to appropriate questions from shareholders.

REPORT OF OUR AUDIT COMMITTEE

The following report of our audit committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by us under the 1933 Act or the Exchange Act, except to the extent we specifically incorporate this report by reference therein.

The audit committee of our board of directors oversees the quality and integrity of our accounting, auditing and financial reporting practices. Our audit committee has adopted a written charter, a copy of which may be viewed on our website at: http://www.erieinsurance.com. Our audit committee is presently comprised of five directors, all of whom are independent directors as defined in the NASDAQ and SEC rules and all of whom satisfy the financial literacy requirements thereof. In addition, our board of directors has determined that one member of our audit committee, Mr. Baily, satisfies the financial expertise requirements and has the requisite experience as defined by rules of the SEC. Our audit committee’s charter states that members may not simultaneously serve on the audit committees of more than two other public companies without approval of our board of directors. Mr. Baily and Mr. Lilly serve on the audit committees of more than two other public companies and they have received the requisite approval to do so from our board of directors.

Our audit committee, which met 7 times during 2007, has the responsibility, consistent with the requirements of Section 1405(c)(4) of the Holding Companies Act and our bylaws, for the selection of our independent registered public accountants, reviewing the scope and results of the audit and reviewing the adequacy of our accounting, financial, internal and operating controls.

Our audit committee oversees our internal audit department, and accordingly reviews and approves its audit plans, reviews its audit reports and evaluates its performance.

With respect to enterprise risk management, our audit committee meets periodically with management to inquire about significant risks and exposures, and to review and assess the steps taken to monitor and manage such risks.

Our audit committee reviews our financial reporting process on behalf of our board of directors. In fulfilling its responsibilities, our audit committee reviewed and discussed our audited consolidated financial statements for the year ended December 31, 2007 with management.

Throughout 2007, management continued its documentation, testing and evaluation of our system of internal control over financial reporting as required by Section 404 of Sarbanes-Oxley and related regulations. Our audit committee was kept apprised of the progress of the evaluation through periodic updates from management and Ernst & Young LLP and provided oversight to management throughout the process. Our audit committee reviewed management’s report on the effectiveness of our internal control over financial reporting. Our audit committee also reviewed Ernst & Young LLP’s reported opinion on the effectiveness of internal control over financial reporting based on its audit.

Our audit committee discussed with Ernst & Young LLP the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, our audit committee received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with Ernst & Young LLP matters relating to its independence.

Our audit committee reviews its charter annually. Our audit committee has also established a procedure whereby persons with complaints or concerns about accounting, internal control or auditing matters may contact our audit committee anonymously.

Based upon the discussions and reviews referred to above, our audit committee recommended to our board of directors that (1) our audited consolidated financial statements be included in our annual report on Form 10-K for the year ended December 31, 2007 to be filed with the SEC, and (2) our board of directors accept management’s report on its assessment of the effectiveness of our internal control over financial reporting.

Erie Indemnity Company Audit Committee:

John T. Baily, Chair
C. Scott Hartz
Claude C. Lilly, III
Lucian L. Morrison
Robert C. Wilburn

February 20, 2008

AUDIT FEES

Our audit committee approves the fees and other significant compensation to be paid to our independent registered public accountants for the purpose of preparing or issuing an audit report or related work. We provide appropriate funding, as determined by our audit committee, for payment of fees and other significant compensation to our independent registered public accountants. Our audit committee also preapproves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent registered public accountants, subject to the de minimis exceptions for non-audit services described in the Exchange Act. Our audit committee delegated to our audit committee chair preapproval authority for additional audit and non-audit services subject to subsequent approval by the full audit committee at its next scheduled meeting.

Our audit committee reviewed and discussed with Ernst & Young LLP the following fees for services, none of which were deemed to be for consulting services, rendered for our 2007 and 2006 fiscal years and considered the compatibility of non-audit services with Ernst & Young LLP’s independence:

	2007
			Other
	Erie Indemnity	Erie Insurance	Affiliated
	Company and	Exchange and	Entities
	Subsidiaries	Subsidiary	(EFL)	Total

Audit fees	$1,188,040	$272,935	$252,788	$1,713,763
Audit-related fees	—	—	—	—
Tax fees	—	—	—	—
All other fees	6,000	—	—	6,000

Total fees	$1,194,040	$272,935	$252,788	$1,719,763

	2006
			Other
	Erie Indemnity	Erie Insurance	Affiliated
	Company and	Exchange and	Entities
	Subsidiaries	Subsidiary	(EFL)	Total

Audit fees	$1,261,448	$240,060	$239,607	$1,741,115
Audit-related fees	438,766	19,200	—	457,966
Tax fees	3,730	—	—	3,730
All other fees	6,000	—	—	6,000

Total fees	$1,709,944	$259,260	$239,607	$2,208,811

ANNUAL REPORT

A copy of our annual report for 2007 is being mailed to all holders of Class A common stock and Class B common stock together with this proxy statement.

SHAREHOLDER PROPOSALS

Any shareholder who, in accordance with and subject to the provisions of Rule 14a-8 of the proxy rules of the SEC, wishes to submit a proposal for inclusion in our proxy statement for our 2009 annual meeting of shareholders must deliver such proposal in writing to our secretary at our principal executive offices at 100 Erie Insurance Place, Erie, Pennsylvania 16530, not later than November 24, 2008.

Pursuant to Section 2.07(a) of our bylaws, the full text of which follows, if a shareholder desires to present at our 2009 annual meeting of shareholders a proposal to our nominating committee relating to candidates for consideration as to their nomination for election as directors by shareholders, such shareholder must comply with the provisions for shareholder proposals set forth in Section 2.07(a) of our bylaws, including delivery of such proposal in writing to our Secretary, 100 Erie Insurance Place, Erie, Pennsylvania 16530, no earlier than November 6, 2008 and no later than December 9, 2008. In addition, holders of Class B common stock may nominate candidates for election as director at any meeting at which directors are to be elected.

If a holder of Class A common stock desires to present a proposal at our 2009 annual meeting of shareholders relating to other than nominations for and election of directors, otherwise than pursuant to Rule 14a-8 of the proxy rules of the SEC, such shareholder must comply with the provisions for shareholder proposals set forth in Section 2.07(b) of our bylaws, the full text of which follows, including the delivery of such proposal in writing to our Secretary, 100 Erie Insurance Place, Erie, Pennsylvania 16530, no earlier than November 24, 2008 and no later than December 26, 2008. A holder of Class B common stock may bring a matter before a meeting of shareholders without advance notice as long as such matter is a proper matter for shareholder action.

The full text of Section 2.07 of our bylaws is as follows:

Section 2.07 Shareholder Proposals.

(a) Shareholder Proposals Relating to Candidates for Election as Directors.

(1) Nominations of persons for election to the Board of Directors may be made at any meeting of Shareholders at which Directors are to be elected (i) by or at the direction of the Nominating and Governance Committee of the Board of Directors (the “Nominating Committee”) or (ii) by any Voting Shareholder.

(2) A Shareholder, whether or not entitled to vote in the election of Directors, may propose to the Nominating Committee of the Board of Directors for their consideration and review one (1) or more persons whom the Shareholder believes would be appropriate candidates for election by Shareholders as a Director at any meeting of Shareholders at which Directors are to be elected (a “Written Proposal”). Such Written Proposal shall be made by notice in writing, delivered in person or by first class United States mail postage prepaid or by reputable overnight delivery service, to the Nominating Committee of the Board of Directors to the attention of the secretary of the corporation at the principal office of the corporation, within the time limits specified in this clause (2). The Nominating Committee shall consider any such Written Proposal received not less than 105 calendar days nor more than 135 calendar days before the first anniversary of the date on which the corporation first mailed its proxy statement to Shareholders for the Annual Meeting of Shareholders in the immediately preceding year. Notwithstanding the foregoing, in the case of (i) an Annual Meeting of Shareholders that is called for a date that is not within thirty (30) calendar days before or after the first anniversary date of the Annual Meeting of Shareholders in the immediately preceding year or (ii) a special meeting at which Directors will be elected, any such Written Proposal by a Shareholder must be received by the Nominating Committee within ten (10) days after the date the corporation first shall have mailed notice to its Shareholders that a meeting of Shareholders will be held, issued a press release, filed a periodic report with the Securities and Exchange Commission (the “SEC”) or otherwise publicly disseminated notice that such annual or special meeting of Shareholders will be held. The Nominating Committee may consider any other Written Proposal by a Shareholder of a candidate for election as a Director in its discretion.

(3) The Nominating Committee shall be required to propose a slate of nominees for election as Directors prior to each election of Directors, whether such election occurs at an annual or special meeting of shareholders. Promptly upon the Nominating Committee’s determining such slate of nominees for election as Directors, the corporation shall issue a press release, file a report with the SEC or otherwise publicly disseminate notice of the Nominating Committee’s nominees for election as Directors (the “Public Notice”).

(4) A Written Proposal shall set forth (A) the name and address of the Shareholder who has made the proposal, (B) the name, age, business address and, if known, residence address of each person so proposed, (C) the principal occupation or employment of each person so proposed for the past five (5) years, (D) the number of shares of capital stock of the corporation beneficially owned within the meaning of SEC Rule 13d-3 by each person so proposed and the earliest date of acquisition of any such capital stock, (E) a description of any verbal or written arrangement or understanding between each person so proposed and the proposing Shareholder with respect to such person’s proposed election as a Director and actions to be proposed or taken by such person if elected as a Director, (F) the written consent of each person so proposed to serve as a Director if nominated and elected as a Director and (G) such other information regarding each such person as would be required under the proxy solicitation rules of the SEC if proxies were to be solicited for the election as a Director of each person so proposed.

(5) If a Written Proposal submitted to the Nominating Committee fails, in the reasonable judgment of the Nominating Committee, to contain the information specified in clause (4) hereof or is otherwise deficient, the Chairman of the Nominating Committee shall, as promptly as is practicable under the circumstances, provide written notice to the Shareholder of such failure or deficiency in the Written Proposal by such Shareholder and such Shareholder shall have five (5) business days from receipt of such notice to submit a revised Written Proposal that corrects such failure or deficiency in all material respects.

(b) Shareholder Proposals Relating to Matters Other Than Candidates for Election as Directors.

(1) A Voting Shareholder of the corporation may bring a matter (other than a nomination of a candidate for election as a Director which is covered by subsection (a) of this Section 2.07) before a meeting of Shareholders only if such matter is a proper matter for Voting Shareholder action regardless of whether such Voting Shareholder complies with the provisions of Rule 14a-8 under the Securities Exchange Act of 1934 (as amended) relating to inclusion of Shareholder proposals in the corporation’s proxy statement.

(2) A Shareholder of the corporation, other than a Voting Shareholder (a “Non-Voting Shareholder”), may bring a matter (other than a proposal to the Nominating Committee of a candidate for election as a Director which is covered by subsection (a) of this Section 2.07) to the Board of Directors for possible inclusion by the Board of Directors (in its sole discretion) in our proxy materials in connection with a meeting of Shareholders only if such matter is a proper matter for Shareholder action and such Non-Voting Shareholder shall have provided notice in writing, delivered in person or by first class United States mail postage prepaid or by reputable overnight delivery service, to the secretary of the corporation at the principal office of the corporation, within the time limits specified herein, which proposal shall contain all information required by the provisions of Rule 14a-8 under the Securities Exchange Act of 1934 (as amended) relating to inclusion of shareholder proposals in the corporation’s proxy statement.

(3) In the case of an annual meeting of Shareholders, any such written notice of presentation of a matter by a Non-Voting Shareholder must be received by the secretary of the corporation not less than 90 calendar days nor more than 120 days before the first anniversary of the date on which the corporation first mailed its proxy statement to Shareholders for the annual meeting of Shareholders in the immediately preceding year; provided, however, that in the case of an annual meeting of Shareholders that is called for a date which is not within 30 calendar days before or after the first anniversary date of the annual meeting of Shareholders in the immediately preceding year, any such written notice of a proposal of a matter to the Board of Directors by a Non-Voting Shareholder of a matter must be received by the secretary of the corporation within five business days after the earlier of the date the corporation shall have mailed notice to its Shareholders that an annual meeting of Shareholders will be held, issued a press release, filed a periodic report with the SEC, or otherwise publicly disseminated that an annual meeting of Shareholders will be held.

(4) In the case of a special meeting of Shareholders, any such written notice of a proposal of a matter to the Board of Directors by a Non-Voting Shareholder must be received by the secretary of the corporation within five business days after the earlier of the date the corporation shall have mailed notice to its Shareholders that a special meeting of Shareholders will be held, issued a press release, filed a periodic report with the SEC, or otherwise publicly disseminated notice that a special meeting of Shareholders will be held.

(5) Such written notice of a proposal of a matter to the Board of Directors by a Non-Voting Shareholder shall set forth information regarding such matter equivalent to the information regarding such matter that would be required under the proxy solicitation rules of the SEC if proxies were solicited for Shareholder consideration of such matter at a meeting of Shareholders.

(6) If a written notice of presentation of a matter submitted by a Non-Voting Shareholder to the Board of Directors fails, in the reasonable judgment of the Board of Directors, to contain the information specified in clause (iv) hereof or is otherwise deficient, the Chairperson of the Board of Directors shall, as promptly as is practicable under the circumstances, provide written notice to the Non-Voting Shareholder who submitted the written notice of such failure or deficiency in the written notice and such Non-Voting Shareholder shall have five business days from receipt of such notice to submit a revised written notice that corrects such failure or deficiency in all material respects.

OTHER MATTERS

Our board of directors does not know of any matter to be presented for consideration at our annual meeting other than the matters described in the notice of annual meeting, but if any matters are properly presented, execution of the proxy enclosed herewith shall confer discretionary authority upon the persons named to vote on any other matter presented at our annual meeting as directed by a majority of our board of directors unless prohibited by applicable provisions of the Exchange Act.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on April 22, 2008.

Our proxy statement and annual report are available at http://www.erieindemnityproxy.com.

By order of our board of directors,
James J. Tanous,
Executive Vice President,
Secretary and General Counsel

March 24, 2008
Erie, Pennsylvania

ERIE INDEMNITY COMPANY
CLASS B COMMON STOCK
PROXY
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 22, 2008
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby constitutes and appoints John J. Brinling, Jr., Philip A. Garcia and Thomas B. Hagen, and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of the Class B Common Stock of Erie Indemnity Company that the undersigned may be entitled to vote at our Annual Meeting of Shareholders to be held in the Auditorium of the F. W. Hirt-Perry Square Building, 100 Erie Insurance Place (Sixth and French Streets), Erie, Pennsylvania 16530 on April 22, 2008 at 9:30 a.m. local time, and at any adjournment, postponement or continuation thereof, as follows:

1.	ELECTION OF DIRECTORS

☐ FOR all candidates listed below	☐ WITHHOLD AUTHORITY to vote for the candidates
listed below
INSTRUCTION: To withhold authority to vote for any individual candidate, strike a line through the candidate’s name in the list below.

J. Ralph Borneman, Jr.	Thomas B. Hagen	Thomas W. Palmer
Patricia Garrison-Corbin	C. Scott Hartz	Elizabeth A. Vorsheck
Jonathan Hirt Hagen	Claude C. Lilly, III	Robert C. Wilburn
Susan Hirt Hagen	Lucian L. Morrison
     In their discretion, the proxies, on behalf of and at the direction of our Board of Directors, are authorized to vote with respect to matters incident to the conduct of our Annual Meeting and any adjournment, postponement or continuation thereof, and upon such other business as may properly come before our Annual Meeting, pursuant to Securities and Exchange Commission rules.
     This proxy will be voted as specified. If a choice is not specified, the proxy will be voted FOR the candidates for Director named above.
     This proxy should be dated, signed by the shareholder(s) and returned promptly to us in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.

Date:	, 2008

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 22, 2008

To the Holders of Class A Common Stock and
Class B Common Stock of ERIE INDEMNITY COMPANY:

We will hold our annual meeting of shareholders at 9:30 a.m., local time, on Tuesday, April 22, 2008, at the Auditorium of the F.W. Hirt-Perry Square Building, 100 Erie Insurance Place (Sixth and French Streets), Erie, Pennsylvania 16530 for the following purposes:

1. To elect 11 persons to serve as directors until our 2009 annual meeting of shareholders and until their successors are elected; and

2. To transact any other business that may properly come before our annual meeting and any adjournment, postponement or continuation thereof.

In the event that our annual meeting is adjourned:

•	pursuant to Section 1756(b)(1) of the Pennsylvania Business Corporation Law of 1988, or the “BCL,” those holders of Class B common stock entitled to vote who attend a meeting of shareholders that was previously adjourned for lack of a quorum shall constitute a quorum for the purpose of electing directors even though the number of holders of Class B common stock present at such adjourned meeting constitutes less than a quorum as fixed in our bylaws; and

•	pursuant to Section 1756(b)(2) of the BCL, those holders of Class B common stock entitled to vote who attend a meeting of shareholders that was previously adjourned for one or more periods aggregating at least 15 days because of an absence of a quorum shall constitute a quorum for acting upon any matter set forth in this notice other than the election of directors even though the number of holders of Class B common stock present at such adjourned meeting constitutes less than a quorum as fixed in our bylaws.

This notice is being sent to all holders of Class A common stock and Class B common stock as of the close of business on Friday, February 15, 2008, the record date established by our board of directors. Such persons will also receive a proxy statement relating to our annual meeting, together with a copy of our Annual Report to Shareholders for the year ended December 31, 2007. Holders of Class B common stock will also receive a form of proxy in accordance with Securities and Exchange Commission rules. Holders of Class A common stock will not receive proxies because they do not have the right to vote on any of the matters to be acted upon at our annual meeting.

Holders of Class B common stock are requested to complete, sign and return a form of proxy that will be provided, whether or not they expect to attend the Annual Meeting in person.

By order of our board of directors,
James J. Tanous
Executive Vice President,
Secretary and General Counsel

March 24, 2008
Erie, Pennsylvania